                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                      1934
                                (Amendment No.  )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement       / /  Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
    /x/  Definitive Proxy Statement
    /x/  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 CITIGROUP INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                       N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     (5) Total fee paid:

        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
     (3) Filing Party:

        ------------------------------------------------------------------------
     (4) Date Filed:

        ------------------------------------------------------------------------

         [CITIGROUP LOGO]
         Citigroup Inc.
         399 Park Avenue
         New York, NY 10043

         March 16, 2001

         Dear Stockholder:

         We cordially invite you to attend Citigroup's annual stockholders' meeting. The meeting will be held on Tuesday, April 17, 2001, at 9 AM at Carnegie Hall, 881 Seventh Avenue in New York City. The entrance to Carnegie Hall is on 57th Street just east of Seventh Avenue.

         In the short time since our historic merger, Citigroup has emerged as a premier financial services company where clients want to do business and employees want to build their futures. Our intense focus on our clients and employees has resulted in record performance for our stockholders.

         At the meeting, stockholders will vote on a number of important matters. Please take the time to carefully read each of the proposals described in the attached proxy statement.

         Thank you for your support of Citigroup.

                                         Sincerely,

                                         /s/ Sanford I. Weill

                                         Sanford I. Weill
                                         Chairman of the Board
                                         and Chief Executive Officer

         --------------------------------------------------------------
         This proxy statement and the accompanying proxy card are being mailed to
             Citigroup stockholders beginning about March 16, 2001.

         [CITIGROUP LOGO]
         Citigroup Inc.
         399 Park Avenue
         New York, NY 10043

         NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

         Dear Stockholder:

         Citigroup's annual stockholders' meeting will be held on Tuesday, April 17, 2001 at 9AM at Carnegie Hall, 881 Seventh Avenue in New York City. The entrance to Carnegie Hall is on 57th Street just east of Seventh Avenue. You will need an admission ticket or proof of ownership of Citigroup stock to enter the meeting.

         At the meeting, stockholders will be asked to

         --  elect directors,

         -- ratify the selection of Citigroup's independent auditors for 2001,

         --  increase Citigroup's authorized common stock,

         --  act on certain stockholder proposals, and

         -- consider any other business properly brought before the meeting.

         The close of business on March 1, 2001 is the record date for determining stockholders entitled to vote at the annual meeting. A list of these stockholders will be available at Citigroup's headquarters, 399 Park Avenue, New York City, before the annual meeting.

         PLEASE SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, OR VOTE BY TELEPHONE OR INTERNET (INSTRUCTIONS ARE ON YOUR PROXY CARD), SO THAT YOUR SHARES WILL BE REPRESENTED WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING.

         By order of the board of directors

         /s/ Charles O. Prince, III
         Charles O. Prince, III
         Corporate Secretary

         March 16, 2001

CONTENTS


ABOUT THE ANNUAL MEETING                    1

HOW WE HAVE DONE                            2

STOCK OWNERSHIP                             4

PROPOSAL 1: ELECTION OF DIRECTORS           7
  The Nominees                              7
  Meetings of the Board of Directors       15
  Committees of the Board of Directors     15
  Personnel, Compensation and Directors
  Committee Interlocks and Insider
  Participation and Certain
  Relationships                            17
  Directors' Compensation                  17

AUDIT COMMITTEE REPORT                     18

REPORT OF THE PERSONNEL, COMPENSATION
  AND DIRECTORS COMMITTEE ON EXECUTIVE
  COMPENSATION                             19

EXECUTIVE COMPENSATION                     21
  Compensation Tables                      21
  Retirement Plans                         25
  Employment Protection Agreements         27
  Certain Transactions                     28
  Separation Agreement                     28
  Indebtedness                             28

PROPOSAL 2: RATIFICATION OF SELECTION OF
  AUDITORS                                 29

PROPOSAL 3: APPROVAL OF AN INCREASE IN
  AUTHORIZED COMMON STOCK                  30

STOCKHOLDER PROPOSALS                      31

SUBMISSION OF FUTURE STOCKHOLDER
  PROPOSALS                                38

COST OF ANNUAL MEETING AND PROXY
  SOLICITATION                             38

SECTION 16(a) BENEFICIAL OWNERSHIP
  REPORTING                                38

ANNEX A                                   A-1

CITIGROUP INC.
  CHARTER OF THE AUDIT COMMITTEE

ANNEX B                                   B-1
  2000 OPTION GRANTS

ANNEX C                                   C-1
  PROPOSED AMENDMENT TO CITIGROUP'S
  RESTATED CERTIFICATE OF INCORPORATION

ABOUT THE ANNUAL MEETING

WHO IS SOLICITING MY VOTE?

The board of directors of Citigroup is soliciting your vote at the 2001 annual meeting of Citigroup's stockholders.

WHAT WILL I BE VOTING ON?

- Election of directors (see page 7).


- Ratification of KPMG LLP as Citigroup's auditors for 2001 (see page 29).



- An increase in Citigroup's authorized common stock (see page 30).



- Five stockholder proposals (see page 31).


HOW MANY VOTES DO I HAVE?

You will have one vote for every share of Citigroup common stock and three votes for every share of Citigroup's Series K preferred stock you owned on March 1, 2001 (the record date).

HOW MANY VOTES CAN BE CAST BY ALL STOCKHOLDERS?


5,030,345,263, consisting of



- one vote for each of Citigroup's 5,028,845,263 shares of common stock that were outstanding on the record date, and


- three votes for each of Citigroup's 500,000 shares of Series K preferred stock that were outstanding on the record date.

The common stock and the Series K preferred stock will vote as a single class on all matters scheduled to be voted on at the annual meeting. There is no cumulative voting.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?


A majority of the votes that can be cast, or 2,515,172,632 votes. We urge you to vote by proxy even if you plan to attend the annual meeting, so that we will know as soon as possible that enough votes will be present for us to hold the meeting.


DOES ANY SINGLE STOCKHOLDER CONTROL AS MUCH AS 5% OF ANY CLASS OF CITIGROUP'S STOCK?

No single stockholder controls as much as 5% of the common stock. All of the Series K preferred stock is held of record by Citibank, N.A. as depositary. The Series K preferred stock is voted based on instructions given by the beneficial holders to Citibank.

HOW DO I VOTE?

You can vote either in person at the annual meeting or by proxy without attending the annual meeting.

To vote by proxy, you must either

- fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope,

- vote by telephone (instructions are on the proxy card), or

- vote by Internet (instructions are on the proxy card).

Citigroup employees who participate in Citigroup benefit plans may receive their proxy cards separately.

If you want to vote in person at the annual meeting, and you hold your Citigroup stock through a securities broker (that is, in street name), you must obtain a proxy from your broker and bring that proxy to the meeting.

CAN I CHANGE MY VOTE?

Yes. Just send in a new proxy card with a later date, or cast a new vote by telephone or Internet, or send a written notice of revocation to Citigroup's Secretary at the address on the cover of this proxy statement. If you attend the annual meeting and want to vote in person, you can request that your previously submitted proxy not be used.

WHAT IF I DON'T VOTE FOR SOME OF THE MATTERS LISTED ON MY PROXY CARD?

If you return a proxy card without indicating your vote, your shares will be voted for the nominees listed on the card, for KPMG LLP as auditors for 2001, for the increase in Citigroup's authorized common stock, and against the other proposals.

WHAT IF I VOTE "ABSTAIN"?

A vote to "abstain" on any matter will have the effect of a vote against.

CAN MY SHARES BE VOTED IF I DON'T RETURN MY PROXY CARD AND DON'T ATTEND THE ANNUAL MEETING?

If you don't vote your shares held in street name, your broker can vote your shares on any of the matters scheduled to come before the meeting, other than the stockholder proposals.

If your broker does not have discretion to vote your shares held in street name on a particular proposal and you don't give your broker instructions on how to vote your shares, the votes will be broker nonvotes, which will have no effect on the vote for any matter scheduled to be considered at the annual meeting other than the proposed increase in authorized common stock where broker nonvotes will have the effect of a vote against the proposal.

If you don't vote your shares held in your name, your shares will not be voted.

COULD OTHER MATTERS BE DECIDED AT THE ANNUAL MEETING?

We don't know of any other matters that will be considered at the annual meeting. If a stockholder proposal that was excluded from this proxy statement is brought before the meeting, we will vote the proxies against the proposal. If any other matters arise at the annual meeting, the proxies will be voted at the discretion of the proxy holders.

WHAT HAPPENS IF THE MEETING IS POSTPONED OR ADJOURNED?

Your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

DO I NEED A TICKET TO ATTEND THE ANNUAL MEETING?


Yes, you will need an admission ticket or proof of ownership of Citigroup stock to enter the meeting. If you are a stockholder of record, you will find an admission ticket attached to the proxy card sent to you. If you plan to attend the meeting, please so indicate when you vote and bring the ticket with you to the meeting. If your shares are held in the name of a bank, broker or other holder of record, your admission ticket is the left side of your voting information form. If you don't bring your admission ticket, or opted to receive your proxy materials electronically, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership. If you arrive at the meeting without an admission ticket, we will admit you only if we are able to verify that you are a Citigroup stockholder.


HOW WE HAVE DONE

ANNUAL REPORT

By now you should have received Citigroup's annual report to stockholders for 2000. We urge you to read it carefully.

FIVE-YEAR CUMULATIVE TOTAL RETURN

The following graph and table compare the annual changes in Citigroup's cumulative total return for the last five years with the cumulative total return of

- the S&P 500 Index,

- the S&P Financial Index, and

- a Peer Index.

The S&P Financial Index is made up of the following Standard & Poor's industry groups: Money Center Banks, Major Regional Banks, Consumer Finance, Diversified Financial, Insurance Brokers, Investment Management, Life/ Health Insurance, Multi-Line Insurance, Property and Casualty Insurance, Investment Banking/ Brokerage and Savings & Loan Companies. Citigroup and the Federal Home Loan Mortgage Corporation and the Federal National Mortgage Association (each government sponsored entities), have been excluded from the Index. The Peer Index comprises ABN Amro Holding N.V., J.P. Morgan Chase & Co., The Hartford Financial Services Group, Inc., HSBC Holdings plc, MBNA Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Dean Witter & Co.

The following graph and table show the value at year-end of $100 invested at the closing price on December 31, 1995 in Citigroup common stock, the S&P 500, the S&P Financial Index and the Peer Index. The comparisons in this table are set forth in response to Securities and Exchange Commission (SEC) disclosure requirements, and therefore are not intended to forecast or be indicative of future performance of the common stock.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

                                                 S&P Financial
    December 31      Citigroup   S&P 500 Index       Index       Peer Index
    -----------      ---------   -------------   -------------   ----------
       1995           100.00        100.00          100.00         100.00
       1996           146.85        122.94          135.82         149.80
       1997           264.12        163.95          208.15         204.18
       1998           246.02        210.80          234.48         238.48
       1999           418.47        255.14          234.28         345.13
       2000           516.94        231.92          293.46         385.10

                                    [CHART]

STOCK OWNERSHIP

Citigroup has long encouraged stock ownership by its directors, officers and employees to align their interests with the interests of stockholders. We believe that these policies, which are a unique and distinguishing characteristic of Citigroup, have been a significant factor in the excellent returns we have achieved for Citigroup's stockholders.

As part of our commitment to aligning employee and stockholder interests

- we pay a significant portion of directors' fees and senior management compensation in common stock and/or stock options, and

- our directors and senior management, approximately 150 individuals in all, have entered into a stock ownership commitment, which provides that they will hold at least 75% of all Citigroup common stock owned by them on the date they agree to the commitment and awarded to them in the future, subject to certain minimum ownership guidelines for as long as they remain directors or members of senior management.

For these purposes, "senior management" includes

- our management committee, comprised of our most senior executives,

- the planning groups for the Global Consumer, Global Corporate and Investment Banking, Global Investment Management and Private Banking, Emerging Markets and Internet Operating businesses, and

- the most senior members of our corporate staff.

The only exceptions to the stock ownership commitment are gifts to charity, limited estate planning transactions with family members, and transactions with Citigroup itself in connection with exercising options or paying withholding taxes under stock option and restricted or deferred stock plans.

We provide numerous opportunities for employees to own common stock through periodic management stock option grants, broad-based stock option grants to all eligible employees, restricted or deferred stock awards, which are granted at the time annual cash incentive awards are paid, the availability of a Citigroup common stock fund in the 401(k) plan, various equity based incentive programs for employees who are paid on commission and participation in the Citigroup 2000 Stock Purchase Plan. As a result, more than two-thirds of our employees are now owners. Our goal is 100%.

The following table shows the beneficial ownership of Citigroup common stock by our directors and certain executive officers at February 28, 2001.



                                                                AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                                                                  STOCK
                                                                   COMMON        OPTIONS
                                                                   STOCK       EXERCISABLE       TOTAL
                                                                BENEFICIALLY     WITHIN         COMMON
                                                                   OWNED       60 DAYS OF        STOCK
                                                                 EXCLUDING       RECORD      BENEFICIALLY
NAME                            POSITION                          OPTIONS         DATE           OWNED
----------------------------------------------------------------------------------------------------------
 C. Michael Armstrong           Director                             79,053                       79,053
 Alain J.P. Belda               Director                             12,511                       12,511
 Kenneth J. Bialkin             Director                            957,230                      957,230
 Michael A. Carpenter           Executive Officer                   972,232       518,139      1,490,371
 Kenneth T. Derr                Director                             38,247                       38,247
 John M. Deutch                 Director                             53,872                       53,872
 Keith W. Hughes                Director                            141,340     1,026,613      1,167,953
 Ann Dibble Jordan              Director                             18,296                       18,296
 Robert I. Lipp                 Director                          1,278,285     1,423,188      2,701,473
 Reuben Mark                    Director                             41,293                       41,293
 Michael T. Masin               Director                             17,769                       17,769
 Deryck C. Maughan              Executive Officer                 1,400,248       645,236      2,045,484
 Dudley C. Mecum                Director                            293,880                      293,880
 Victor J. Menezes              Executive Officer                 1,371,855     1,517,475      2,889,330
 Richard D. Parsons             Director                             12,511                       12,511
 Andrall E. Pearson             Director                            228,153                      228,153
 Robert E. Rubin                Director, Member of the Office      122,395       400,944        523,339
                                of the Chairman and Chairman
                                of the Executive Committee
 Franklin A. Thomas             Director                             18,348                       18,348
 Sanford I. Weill               Chairman and Chief Executive     23,237,780     7,426,780     30,664,560
                                Officer
 Arthur Zankel                  Director                            503,440                      503,440
 The Hon. Gerald R. Ford        Honorary Director                   113,741                      113,741
 All directors and executive officers as a group (36 persons)
                                                                 36,516,700    15,968,845     52,485,545



At February 28, 2001, no director or executive officer owned


- any shares of the Company's preferred stock, including the Series K preferred stock, or

- as much as 1% of Citigroup's common stock.

Some of the Citigroup shares shown in the preceding table are considered as beneficially owned under SEC rules, but are shares

- for which receipt has been deferred under certain directors deferred compensation plans,

- held as a tenant-in-common with family members or trusts,

- owned by a family member or held by a trust for which the director or executive officer is a trustee but not a beneficiary,

- for which the director or executive officer has direct or indirect voting power but not dispositive power,

- for which the director or executive officer has direct or indirect voting power but that are subject to restrictions on disposition, or

- for which the director or executive officer has neither voting nor dispositive power,

as shown in the following table:


                                                                       VOTING
                                          TENANT-IN-      OWNED BY     POWER,       VOTING POWER,
                                         COMMON WITH       FAMILY      BUT NOT     BUT SUBJECT TO
                            RECEIPT     FAMILY MEMBER      MEMBER    DISPOSITIVE   RESTRICTIONS ON
DIRECTOR/OFFICER            DEFERRED   OR FAMILY TRUST    OR TRUST      POWER        DISPOSITION
--------------------------------------------------------------------------------------------------
 Mr. Armstrong               73,158
 Mr. Belda                    7,511
 Mr. Bialkin                230,982
 Mr. Carpenter                                                             147          172,595
 Mr. Derr                     7,511
 Mr. Deutch                   3,755
 Mr. Ford                   113,741                       113,741
 Mr. Hughes                                                             14,597
 Ms. Jordan                   3,755
 Mr. Lipp                     4,350          92,357
 Mr. Mark                     6,293
 Mr. Masin                   13,769
 Mr. Maughan                                                            10,817          461,237
 Mr. Mecum                  231,226                         5,054*
 Mr. Menezes                                                           500,000           60,827
 Mr. Parsons                  7,511
 Mr. Pearson                224,793
 Mr. Rubin                                                                              115,729
 Mr. Thomas                   5,743
 Mr. Weill                    5,823         668,266           600*      34,182          383,899
 Mr. Zankel                                                 1,200*
 All directors and
 executive officers as a
 group (36 persons)         939,921       1,662,266       152,564**    597,121        1,958,943


 * DISCLAIMS BENEFICIAL OWNERSHIP
** DISCLAIM BENEFICIAL OWNERSHIP OF AN AGGREGATE OF 9,734 SHARES

PROPOSAL 1: ELECTION OF DIRECTORS

The board of directors has nominated all of the current directors for re-election at the 2001 annual meeting, except Keith Hughes, who will not stand for re-election. The one-year terms of all of Citigroup's directors expire at the annual meeting. Directors are not eligible to stand for re-election after reaching the age of 72, except for Mr. Pearson.

Directors will be elected by a plurality of the votes cast.

THE NOMINEES

The following tables give information -- provided by the nominees -- about their principal occupation, business experience and other matters.

                   THE BOARD OF DIRECTORS RECOMMENDS THAT YOU
                    VOTE FOR EACH OF THE FOLLOWING NOMINEES.


           NAME AND AGE AT                         POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE
             RECORD DATE                                            AND DIRECTORSHIPS
------------------------------------------------------------------------------------------------------------------
        C. MICHAEL ARMSTRONG           CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                 62                    AT&T CORP.
                                       - Chairman and Chief Executive Officer, AT&T Corp. -- 1997 to present
   [PHOTO OF C. MICHAEL ARMSTRONG]     - Chairman and Chief Executive Officer, Hughes Electronic
                                         Corporation -- 1992 to 1997
                                       - Officer, International Business Machines Corporation -- 1961 to 1992
                                         Member, IBM Management Committee
                                         Chairman, IBM World Trade Corporation
                                       - Director of Citigroup (or predecessor) since 1993
                                       - Other Directorships: Thyssen-Bornemisza Group (Supervisory Board) and
                                         Excite@Home Corp.
                                       - Other Activities: Board of Trustees of Johns Hopkins University, Yale
                                         School of Management (Advisory Board), President's Export Council
                                         (Chairman), Council on Foreign Relations (member), National Security
                                         Telecommunications Advisory Committee (member), Defense Policy Advisory
                                         Committee on Trade (member) and Carnegie Hall (Trustee)

           NAME AND AGE AT                         POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE
             RECORD DATE                                            AND DIRECTORSHIPS
------------------------------------------------------------------------------------------------------------------
          ALAIN J.P. BELDA             CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                 57                    ALCOA INC.
     [PHOTO OF ALAIN J.P. BELDA]       - Chairman of the Board, Alcoa Inc. -- 2001 to present
                                       - Chief Executive Officer -- 1999 to present
                                       - Director -- 1999 to present
                                       - President -- 1997 to 2001
                                       - Chief Operating Officer -- 1997 to 1999
                                       - Vice Chairman -- 1995 to 1997
                                       - Executive Vice President -- 1994 to 1995
                                       - President, Alcoa (Latin America) -- 1991 to 1994
                                       - Vice President -- 1982 to 1991
                                       - President, Alcoa Aluminio SA (Brazil) -- 1979 to 1994
                                       - Joined Alcoa -- 1969
                                       - Director of Citigroup (or predecessor) since 1997
                                       - Other Directorships: E. I. du Pont de Nemours and Company
                                       - Other Activities: The Ford Foundation (Trustee)

         KENNETH J. BIALKIN            PARTNER
                 71                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
    [PHOTO OF KENNETH J. BIALKIN]      - Joined Skadden, Arps, Slate, Meagher & Flom LLP in 1988
                                       - Director of Citigroup (or predecessor) since 1986
                                       - Other Directorships: The Municipal Assistance Corporation for the City of
                                         New York, Tecnomatix Technologies Ltd. and Sapiens International
                                         Corporation N.V.
                                       - Other Activities: Carnegie Hall (Trustee), New School University
                                         (Visiting Committee, Graduate Faculty), American Jewish Historical
                                         Society (President), America -- Israel Friendship League (Chairman) and
                                         Council on Foreign Relations (member)

           KENNETH T. DERR             CHAIRMAN OF THE BOARD, RETIRED
                 64                    CHEVRON CORPORATION
     [PHOTO OF KENNETH T. DERR]        - Chairman and Chief Executive Officer, Chevron Corporation -- 1989 to 1999
                                       - Vice Chairman -- 1985 to 1988
                                       - Director -- 1981 to 1999
                                       - President and Chief Executive Officer, Chevron USA Inc. -- 1979 to 1984
                                       - Vice President -- 1972 to 1979
                                       - Assistant to the President -- 1969 to 1972
                                       - Joined Chevron Corporation -- 1960
                                       - Director of Citigroup (or predecessor) since 1987
                                       - Other Directorships: AT&T Corp. and Potlatch Corporation
                                       - Other Activities: American Petroleum Institute (Director) and The
                                         Business Council (member)

           NAME AND AGE AT                         POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE
             RECORD DATE                                            AND DIRECTORSHIPS
------------------------------------------------------------------------------------------------------------------
           JOHN M. DEUTCH              INSTITUTE PROFESSOR
                 62                    MASSACHUSETTS INSTITUTE OF TECHNOLOGY
      [PHOTO OF JOHN M. DEUTCH]        - Institute Professor, M.I.T. -- 1990 to present
                                       - Director of Central Intelligence Agency -- 1995 to 1996
                                       - Deputy Secretary, U.S. Department of Defense -- 1994
                                       - Under Secretary, U.S. Department of Defense -- 1993
                                       - Provost and Karl T. Compton Professor of Chemistry, M.I.T. -- 1985 to
                                         1990
                                       - Dean of Science, M.I.T. -- 1982 to 1985
                                       - Under Secretary, U.S. Department of Energy -- 1979 to 1980
                                       - Director, Energy Research of the U.S. Department of Energy -- 1978
                                       - Director of Citigroup (or predecessor) since 1996 (and 1987 to 1993)
                                       - Citibank, N.A. director -- 1987 to 1993 and 1996 to 1998
                                       - Other Directorships: Ariad Pharmaceuticals, Inc., CMS Energy, Cummins
                                         Engine Company, Inc., Raytheon Company and Schlumberger, Ltd.

          ANN DIBBLE JORDAN            CONSULTANT
                 66                    - Director of the Department of Social Services for the University of
                                         Chicago Medical Center -- 1986 to 1987
    [PHOTO OF ANN DIBBLE JORDAN]       - Field Work Associate Professor at the School of Social Service
                                         Administration of the University of Chicago -- 1970 to 1987
                                       - Director of Social Services of Chicago Lying-in Hospital -- 1970 to 1985
                                       - Director of Citigroup (or predecessor) since 1989
                                       - Other Directorships: Johnson & Johnson Corporation and Automatic Data
                                         Processing, Inc.
                                       - Other Activities: The National Symphony Orchestra (Director), The
                                         Phillips Collection (Director) and Child Welfare League (Director)

           NAME AND AGE AT                         POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE
             RECORD DATE                                            AND DIRECTORSHIPS
------------------------------------------------------------------------------------------------------------------
           ROBERT I. LIPP              CHAIRMAN OF THE BOARD
                 62                    TRAVELERS PROPERTY CASUALTY CORP.
      [PHOTO OF ROBERT I. LIPP]        - Chairman of the Board, Travelers Property Casualty Corp. (TPC) -- 1996 to
                                         present
                                       - Vice Chairman and Member of the Office of the Chairman, Citigroup
                                         Inc. -- July to December 2000
                                       - Chairman and Chief Executive Officer -- Global Consumer Business of
                                         Citigroup -- 1999 to 2000
                                       - Co-Chairman -- Global Consumer Business of Citigroup -- 1998 to 1999
                                       - Chief Executive Officer, TPC -- 1996 to 1998
                                       - President, TPC -- 1996 to 1998
                                       - Chairman of the Board and Chief Executive Officer, The Travelers
                                         Insurance Group Inc. -- 1993 to 2000
                                       - Vice Chairman and Director, Travelers Group -- 1991 to 1998
                                       - Chairman and Chief Executive Officer, CitiFinancial Credit Company (f/k/a
                                         Commercial Credit Company) -- 1991 to 1993
                                       - Executive Vice President, Travelers Group and its corporate predecessor -- 1986 to 1991
                                       - Joined Travelers Group -- 1986
                                       - Director of Citigroup since 2000
                                       - Other Activities: The New York City Ballet (President), the Massachusetts
                                         Museum of Contemporary Art (Trustee), Dance-On Inc. (Chairman) and
                                         Williams College (Trustee and Finance Committee)

             REUBEN MARK               CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                 62                    COLGATE-PALMOLIVE COMPANY
       [PHOTO OF REUBEN MARK]          - Chairman of the Board and Chief Executive Officer, Colgate-Palmolive
                                         Company -- 1986 to present
                                       - Chief Executive Officer -- 1984 to 1986
                                       - President (Chief Operating Officer) -- 1983 to 1984
                                       - Director -- 1983 to present
                                       - Executive Vice President -- 1981 to 1983
                                       - Group Vice President -- 1979 to 1981
                                       - Vice President and General Manager, Household Products Division -- 1975
                                         to 1979
                                       - President and General Manager (Venezuela and Canada) -- 1970 to 1974
                                       - Joined Colgate-Palmolive Company -- 1963
                                       - Director of Citigroup (or predecessor) since 1996
                                       - Other Directorships: Pearson plc and AOL Time Warner Inc.

           NAME AND AGE AT                         POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE
             RECORD DATE                                            AND DIRECTORSHIPS
------------------------------------------------------------------------------------------------------------------
          MICHAEL T. MASIN             VICE CHAIRMAN AND PRESIDENT
                 56                    VERIZON COMMUNICATIONS INC.
     [PHOTO OF MICHAEL T. MASIN]       - Vice Chairman and President, Bell Atlantic Corporation d/b/a Verizon
                                         Communications Inc. -- 2000 to present
                                       - President -- International, GTE Corporation -- 1995 to 2000
                                       - Vice Chairman -- 1993 to 2000
                                       - Director -- 1989 to 2000
                                       - Partner, O'Melveny & Myers -- 1977 to 1993
                                       - Director of Citigroup (or predecessor) since 1997
                                       - Other Directorships: Telus Communications, Inc., Grupo Iusacell, S.A. de
                                         C.V., Puerto Rican Telephone Company and Genuity, Inc.
                                       - Other Activities: Carnegie Hall (Trustee), W.M. Keck Foundation (Trustee)
                                         and China-American Society (Trustee); Business Committee of Board of
                                         Trustees of the Museum of Modern Art (member), Dean's Advisory Council of
                                         Dartmouth College (member) and Dean's Council of UCLA School of Law
                                         (member)

           DUDLEY C. MECUM             MANAGING DIRECTOR
                 66                    CAPRICORN HOLDINGS, LLC
     [PHOTO OF DUDLEY C. MECUM]        - Managing Director, Capricorn Holdings, LLC -- 1997 to present
                                       - Partner, G.L. Ohrstrom & Co. -- 1989 to 1996
                                       - Managing Partner, KPMG LLP (New York office) -- 1979 to 1985
                                       - Director of Citigroup (or predecessor) since 1986
                                       - Other Directorships: Dyncorp, Lyondell Companies, Inc., Suburban Propane
                                         Partners MLP and CCC Information Services, Inc.

           NAME AND AGE AT                         POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE
             RECORD DATE                                            AND DIRECTORSHIPS
------------------------------------------------------------------------------------------------------------------
         RICHARD D. PARSONS            CO-CHIEF OPERATING OFFICER
                 52                    AOL TIME WARNER INC.
    [PHOTO OF RICHARD D. PARSONS]      - Co-Chief Operating Officer, AOL Time Warner Inc. -- 2001 to present
                                       - President, Time Warner Inc. -- 1995 to 2000
                                       - Director -- 1991 to present
                                       - Chairman and Chief Executive Officer, Dime Savings Bank of New
                                         York -- 1991 to 1995
                                       - President and Chief Operating Officer -- 1988 to 1990
                                       - Associate, Partner and Managing Partner, Patterson, Belknap, Webb &
                                         Tyler -- 1977 to 1988
                                       - General Counsel and Associate Director, Domestic Council, White
                                         House -- 1975 to 1977
                                       - Deputy Counsel to the Vice President, Office of the Vice President of the
                                         United States -- 1975
                                       - Assistant and First Assistant Counsel to the Governor, State of New
                                         York -- 1971 to 1974
                                       - Director of Citigroup (or predecessor) since 1996
                                       - Citibank, N.A. director -- 1996 to 1998
                                       - Other Directorships: Estee Lauder Companies Inc.

         ANDRALL E. PEARSON            FOUNDING CHAIRMAN
                 75                    TRICON GLOBAL RESTAURANTS, INC.
    [PHOTO OF ANDRALL E. PEARSON]      - Founding Chairman, Tricon Global Restaurants, Inc. -- 2001 to present
                                       - Chairman and Chief Executive Officer -- 1997 to 2000
                                       - Operating Partner, Clayton, Dubilier & Rice, Inc. -- 1993 to 1997
                                         Chairman of the Board and Director, Alliant Foodservice Inc., a subsidiary of Clayton, Dubilier & Rice, Inc.
                                         Director, KINKO's Inc., a subsidiary of Clayton, Dubilier & Rice, Inc.
                                       - Professor, Harvard Business School -- 1985
                                       - President and Chief Operating Officer, PepsiCo, Inc. -- 1971 to 1984
                                       - Director of Citigroup (or predecessor) since 1986
                                       - Other Directorships: DBT-OnLine, Inc. and Corpedia Training Technologies
                                         (Advisory Board)

           NAME AND AGE AT                         POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE
             RECORD DATE                                            AND DIRECTORSHIPS
------------------------------------------------------------------------------------------------------------------
           ROBERT E. RUBIN             DIRECTOR, MEMBER OF THE OFFICE OF THE CHAIRMAN AND
                 62                    CHAIRMAN OF THE EXECUTIVE COMMITTEE
                                       CITIGROUP INC.
     [PHOTO OF ROBERT E. RUBIN]        - Member of the Office of the Chairman and Chairman of the Executive
                                         Committee, Citigroup Inc. -- 1999 to present
                                       - Secretary of the Treasury of the United States -- 1995 to 1999
                                       - Assistant to the President for Economic Policy -- 1993 to 1995
                                       - Co-Senior Partner and Co-Chairman, Goldman, Sachs & Co. -- 1990 to 1992
                                       - Vice-Chairman and Co-Chief Operating Officer -- 1987 to 1990
                                       - Management Committee -- 1980
                                       - General Partner -- 1971
                                       - Joined Goldman, Sachs & Co. -- 1966
                                       - Director of Citigroup since 1999
                                       - Other Directorships: Ford Motor Company and Insight Capital Partners
                                         (Advisory Board)
                                       - Other Activities: Local Initiatives Support Corporation (Chairman) and
                                         The Mount Sinai School of Medicine (Trustee)

         FRANKLIN A. THOMAS            FORMER PRESIDENT
                 66                    THE FORD FOUNDATION
                                       - President, The Ford Foundation -- 1979 to 1996
    [PHOTO OF FRANKLIN A. THOMAS]      - Private practice of law -- 1978 to 1979
                                       - President, Bedford-Stuyvesant Restoration Corporation -- 1967 to 1977
                                       - Director of Citigroup (or predecessor) since 1970
                                       - Citibank, N.A. director -- 1970 to 1998
                                       - Other Directorships: Alcoa Inc., Cummins Engine Company, Inc., Lucent
                                         Technologies, Inc., Pepsico, Inc., CONOCO Inc. and Avaya Inc.

           NAME AND AGE AT                         POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE
             RECORD DATE                                            AND DIRECTORSHIPS
------------------------------------------------------------------------------------------------------------------
          SANFORD I. WEILL             CHAIRMAN
                 67                    CHIEF EXECUTIVE OFFICER
                                       CITIGROUP INC.
     [PHOTO OF SANFORD I. WEILL]       - Chairman and Chief Executive Officer, Citigroup Inc. -- 1998 to present
                                       - Member of the Office of the Chairman -- 1999 to present
                                       - Chairman of the Board and Chief Executive Officer, Travelers
                                         Group -- 1986 to 1998
                                       - President -- 1986 to 1991
                                       - President, American Express Company -- 1983 to 1985
                                       - Chairman of the Board and Chief Executive Officer, American Express
                                         Insurance Services, Inc. -- 1984 to 1985
                                       - Chairman of the Board, Shearson Lehman Brothers Holdings Inc. -- 1984 to
                                         1985
                                       - Chairman of the Board and Chief Executive Officer, or a principal executive officer, Shearson Lehman Brothers Inc. -- 1965 to 1984
                                       - Founding Partner, Shearson Lehman Brothers Inc.'s predecessor partnership -- 1960 to 1965
                                       - Director of Citigroup (or predecessor) since 1986
                                       - Other Directorships: AT&T Corp., E.I. du Pont de Nemours and Company and
                                         United Technologies Corp.
                                       - Other Activities: The Business Roundtable (member), The Business Council
                                         (member), Board of Directors, Federal Reserve Bank of New York
                                         (Director), Board of Trustees, Carnegie Hall (Chairman), Baltimore
                                         Symphony Orchestra (Director), Board of Governors of New York Hospital
                                         (member), Board of Overseers of the Joan and Sanford I. Weill Medical
                                         College & Graduate School of Medical Sciences of Cornell University
                                         (Chairman), The New York and Presbyterian Hospitals (Trustee), Cornell
                                         University's Johnson Graduate School of Management Advisory Council
                                         (member), Cornell University (Trustee Emeritus), National Academy
                                         Foundation (Chairman) and United States Treasury Department's Working
                                         Group on Child Care (member)

            ARTHUR ZANKEL              GENERAL PARTNER
                 69                    ZANKEL CAPITAL ADVISORS, LLC
                                       - General Partner, Zankel Capital Advisors, LLC -- 2000 to present
      [PHOTO OF ARTHUR ZANKEL]         - Co-Managing Partner, First Manhattan Co. -- 1979 to 1997
                                       - General Partner, First Manhattan Co. -- 1965 to 1999
                                       - Joined First Manhattan Co. -- 1965
                                       - Director of Citigroup (or predecessor) since 1986
                                       - Other Directorships: Vicorp Restaurants, Inc. and White Mountains
                                         Insurance Group Ltd.
                                       - Other Activities: Carnegie Hall (Vice Chairman), Jerusalem Foundation,
                                         Inc. (Trustee) and UJA-Federation (Trustee)

           NAME AND AGE AT                         POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE
             RECORD DATE                                            AND DIRECTORSHIPS
------------------------------------------------------------------------------------------------------------------

            THE HONORABLE              FORMER PRESIDENT OF THE UNITED STATES
           GERALD R. FORD,             - President of the United States -- August 1974 through January 1977
         HONORARY DIRECTOR*            - Vice President of the United States -- December 1973 through August 1974
                 87                    - Director or Honorary Director of Citigroup (or predecessor) since 1986
      [PHOTO OF GERALD R. FORD]        - Other Positions: Chase Bank of Texas (Advisory Director) and American
                                         Express Company (Advisor to the Board)
                                       *The Hon. Gerald R. Ford is an honorary director and as such is appointed by the Board and does not stand for election.

MEETINGS OF THE BOARD OF DIRECTORS

The board of directors met 12 times in 2000. Each director attended at least 75 percent of the total number of meetings of the board of directors and board committees of which he or she was a member in 2000.

COMMITTEES OF THE BOARD OF DIRECTORS

The standing committees of the board of directors are:

The executive committee, which acts on behalf of the board if a matter requires board action before a meeting of the full board can be held.

The audit committee, which among other things:

- reviews the audit plans and findings of the independent auditors and Citigroup's internal audit and risk review staff, and the results of regulatory examinations, and tracks management's corrective action plans where necessary

- in connection with its review of Citigroup's financial statements, reviews with the chief financial officer any significant financial items and/or changes in accounting policies

- reviews Citigroup's compliance programs and significant tax and legal matters and

- recommends to the board the annual appointment of independent auditors and evaluates their independence and performance.

Subcommittees of the audit committee cover Citigroup's corporate and investment banking businesses, consumer business and insurance business.

The Audit Committee Charter is attached to this proxy statement as Annex A.


The public affairs committee, which reviews Citigroup's relationship with external constituencies and how Citigroup is viewed by those constituencies. The committee reviews Citigroup's policies, postures and programs that relate to public issues of significance to Citigroup and the public at large. These include the impact of business and business practices on the communities where Citigroup does business, its ethics and business code of conduct, employee diversity and other significant public policy issues.

The personnel, compensation and directors committee, which evaluates the efforts of Citigroup and the board of directors to maintain effective corporate governance practices and identifies candidates for election to the board of directors. The committee will consider candidates suggested by directors or stockholders. Nominations from stockholders, properly submitted in writing to Citigroup's Secretary, will be referred to the committee for consideration. The committee reviews the compensation actions for senior management, which includes the management committee, members of the business planning groups and the most senior members of corporate staff. The committee is responsible for establishing compensation for the members of the Office of the Chairman and certain other senior executives, and has the exclusive authority to approve all compensation for Citigroup's executive officers. The committee is assisted by an independent compensation consulting firm. The committee also approves broad-based and special compensation plans across Citigroup.

All of the committees except the executive committee are comprised entirely of non-management directors.

The following table shows the current membership and the number of meetings held by each committee during 2000.

                                                  PERSONNEL,
                                                 COMPENSATION
DIRECTOR       EXECUTIVE  AUDIT  PUBLIC AFFAIRS  AND DIRECTORS
--------------------------------------------------------------
Mr. Armstrong               X
Mr. Belda                   X
Mr. Bialkin        X                   X
Mr. Derr           X        X
Mr. Deutch                  X          X
Ms. Jordan                             X               X
Mr. Mark                    X          X
Mr. Masin                              X               X
Mr. Mecum          X      Chair
Mr. Parsons                                            X
Mr. Pearson                                            X
Mr. Rubin        Chair
Mr. Thomas         X                 Chair             X
Mr. Weill          X
Mr. Zankel         X                                 Chair
2000 meetings      0        6          4               7

PERSONNEL, COMPENSATION AND DIRECTORS
COMMITTEE INTERLOCKS AND INSIDER
PARTICIPATION AND CERTAIN RELATIONSHIPS

The persons shown above as the members of the personnel, compensation and directors committee were the only members of the committee during 2000, other than Robert Shapiro, Edgar Woolard and Mr. Bialkin. Mr. Shapiro resigned from his position as a director in February of 2000. Mr. Woolard resigned from his position as a director in June of 2000. Mr. Bialkin, who is a partner in the law firm of Skadden, Arps, Slate, Meagher & Flom LLP which performs legal services for Citigroup and its subsidiaries, served on the personnel, compensation and directors committee until April 2000. During his tenure on the committee, decisions regarding compensation for executives covered by Section 16(a) of the Securities Exchange Act of 1934 (Exchange Act) and Section 162(m) of the Internal Revenue Code were made by the incentive compensation subcommittee, of which Mr. Bialkin was not a member. In April 2000 the incentive compensation subcommittee was dissolved.


Mr. Shapiro was a member of the personnel, compensation and directors committee and its incentive compensation subcommittee until his resignation from the board in February 2000. During that time, Mr. Shapiro was an executive officer of Monsanto Company and John Reed, who retired as Chairman and Co-Chief Executive of Citigroup in April 2000, served as a director of Monsanto.


Except for Mr. Hughes, Mr. Lipp, Mr. Rubin and Mr. Weill, no director or nominee is a current or former officer or employee of Citigroup or any of its subsidiaries.

DIRECTORS' COMPENSATION

Directors' compensation is determined by the board. Since its initial public offering in 1986, Citigroup has paid outside directors in common stock, to assure that the directors have an ownership interest in common with other stockholders. Outside directors and the honorary director currently receive an annual retainer of $125,000, payable either 100% in common stock, receipt of which is deferrable at the director's election, or up to 50% in cash to cover taxes and the remainder in common stock. Effective January 1, 2001, directors may elect to receive all or a portion of this compensation in the form of an option to purchase shares of Citigroup common stock. The number of shares in the option grant will be calculated by dividing the dollar amount elected by one-third of the fair market value of Citigroup common stock on the grant date. The exercise price of the option is the closing price of Citigroup common stock on the New York Stock Exchange on the trading day immediately preceding the grant date. The options vest and become exercisable in two equal annual installments beginning one year from the grant date and expire ten years after the grant date.


Effective July 18, 2000, outside directors and the honorary director became entitled to receive an annual option grant to purchase 5,000 shares of Citigroup common stock. The 2000 stock option award was made on July 18, 2000 and was prorated for six months. Each director was granted an option to purchase 1,875 shares which, after giving effect to the 4-for-3 stock split paid on August 25, 2000, equals 2,500 shares. The 2001 award of 5,000 options was made in January 2001. Subsequent grants are expected to be made in January of each year. The calculation of the exercise price and other terms of these options are identical to those described in the previous paragraph.


Except as described below, directors receive no additional compensation for participation on board committees and subcommittees. Committee and subcommittee chairs receive additional compensation of $15,000, except for the chair of the audit committee, who receives $25,000. This additional compensation is paid in the same manner as the annual retainer. Additional compensation for special assignments is determined on a case by case basis, but no such additional compensation was paid to any director in 2000.

Directors who are employees of Citigroup or its subsidiaries do not receive any compensation for their services as directors.

AUDIT COMMITTEE REPORT

In accordance with its written charter, which was approved in its current form by the Board of Directors on April 17, 2000, the Audit Committee assists the Board in oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of Citigroup. A copy of the Audit Committee charter is attached to Citigroup's proxy statement as Annex A.

The Audit Committee consists of six independent members (as independence is defined by the rules of the New York Stock Exchange and the Federal Deposit Insurance Corporation).

In performing its oversight function, the Audit Committee reviewed and discussed the audited consolidated financial statements of Citigroup as of and for the year ended December 31, 2000 with management and Citigroup's independent accountants. The Audit Committee also discussed with Citigroup's independent auditors all matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.


The Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and Citigroup that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Audit Committee discussed with the auditors any relationships that may have an impact on their objectivity and independence and satisfied itself as to the auditors' independence. The Audit Committee also considered whether the provision of information technology services and other non-audit services by KPMG LLP, Citigroup's principal independent accountants, to Citigroup is compatible with maintaining KPMG's independence.


Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that Citigroup's audited consolidated financial statements be included in Citigroup's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE:
Dudley C. Mecum (Chairman)
C. Michael Armstrong
Alain J.P. Belda
Kenneth T. Derr
John M. Deutch
Reuben Mark

REPORT OF THE PERSONNEL, COMPENSATION AND
DIRECTORS COMMITTEE ON EXECUTIVE COMPENSATION

COMMITTEE RESPONSIBILITIES. The Personnel, Compensation and Directors Committee or a subcommittee thereof (the "Committee") is responsible, among other things, for evaluating the efforts of the Company and the Board of Directors to maintain effective corporate governance practices and identifying candidates for election to the Company's Board of Directors. The Committee will consider candidates suggested by directors or stockholders. Nominations from stockholders, properly submitted in writing to the Secretary of the Company, will be referred to the Committee for consideration. The Committee sets the compensation for the Office of the Chairman and for those other members of senior management who comprise the Management Committee (the "Management Committee"). In addition, the Committee reviews the compensation structure for senior management which includes members of the business planning groups and the most senior members of corporate staff and approves the compensation of all highly paid officers. Further, the Committee approves broad-based and special compensation plans across the Company. In executing its compensation responsibilities, the Committee utilizes the assistance of an independent compensation consulting firm. No member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries.

STATEMENT OF PHILOSOPHY. The Company seeks to attract and retain highly qualified employees at all levels, and in particular, those whose performance is most critical to the Company's success. To accomplish this, the Company is willing to provide superior compensation for superior performance. Such performance is generally measured on the performance of a business unit or on the performance of the Company as a whole, or using both criteria, as the nature of an executive's responsibilities may dictate. Factors considered include earnings, earnings per share, return on equity, return on capital, return on assets, balance sheet and capital strength, risk containment, franchise expansion, customer satisfaction, adherence to corporate values and contributions to both operating unit and Company-wide achievement. In conducting its assessment, the Committee reviews changes in the Company's and its individual business units' overall financial results over time, as well as similar data for comparable companies to the extent available. The Chief Executive Officer presents to the Committee his assessment of executives, their accomplishments, and individual and corporate performance.

STOCK OWNERSHIP COMMITMENT. It is the Company's longstanding policy to strongly encourage stock ownership by both directors and senior management as it serves to closely align the interests of management with those of the stockholders. This policy is a unique and distinguishing characteristic of the Company. As such, ownership is encouraged in the following ways:

- at least 50% of directors fees are paid in Company stock or in Company stock options

- a broad group of employees, including all members of senior management, are paid a significant portion of annual bonus in the form of restricted or deferred Company stock

- periodic stock option grants are made globally, with over 125,000 employees currently holding an outstanding option grant

- employees below the senior executive level are provided the opportunity to own stock through various programs such as the stock purchase plan, the 401(k) Plan, and the Citibuilder and the Wealthbuilder Programs.

As noted above, to further underscore the Company's commitment to stock ownership, all members of the Board of Directors and senior executives have committed to hold at least 75% of any Company stock previously granted, currently owned or awarded to them in the future as long as they remain directors or senior executives (the "Stock Ownership Commitment"). Senior executives include the Management Committee, members of the business planning groups and the most senior members of corporate staff. The only exceptions to the Stock Ownership Commitment are gifts to charity, limited estate planning transactions with family members and transactions with the Company itself in connection with exercising options or paying withholding taxes under stock option and restricted or deferred stock plans. The Committee believes that this Stock Ownership Commitment has played, and will continue to play, a significant part in driving the Company's success in creating value for its stockholders.


COVERED EXECUTIVE COMPENSATION. To secure the deductibility of bonuses awarded to the five executives (the "Covered Executives") named in the Summary Compensation Table that follows this report, bonuses to these executives have been awarded under the 1999 Citigroup Executive Performance Plan (the "Compensation Plan"), except Mr. Rubin whose compensation is governed by an employment agreement (the "Employment Agreement") which is described on page 28 of Citigroup's proxy statement. The Compensation Plan was approved by stockholders in 1999 and establishes certain performance criteria for determining the maximum amount of bonus compensation available for the Covered Executives. Under the Compensation Plan, the creation of any bonus pool for Covered Executives is contingent upon the Company achieving at least a 10% return on equity, as defined in the plan. The amount of the bonus pool is calculated based upon the extent to which the return on equity equals or exceeds the 10% minimum threshold.


The Compensation Plan further establishes that the maximum percentage of the bonus pool that may be awarded to a Covered Executive is 30%. The Committee may award a bonus to the Chief Executive Officer in an amount equal to a maximum of 30% of the bonus pool. The total of the maximum percentages for all Covered Executives shall not exceed 100% of the bonus pool. The Committee nevertheless has the discretion to reduce or eliminate payments under the Compensation Plan to account for results relative to subjective factors, including an executive's individual performance.

The maximum bonus pool for 2000 for the Covered Executives of the Company, other than Mr. Rubin, was approximately $169.4 million. The amount awarded to them from the bonus pool was approximately $52 million, which represents less than 31% of the amount permitted to be awarded to the Covered Executives, other than Mr. Rubin, under the Compensation Plan. The amounts awarded to these Covered Executives from the bonus pool and to Mr. Rubin under his Employment Agreement are set forth in the Summary Compensation Table below and total approximately $67 million.

COMPONENTS OF COMPENSATION. Compensation of executive officers consists of base salary, discretionary bonus awards, a significant portion of which is paid in restricted or deferred stock, and stock option grants. Executive officers also participate in benefit plans available to employees generally. Examination of competitors' pay practices is conducted periodically to ensure that the Company's compensation policies continue to enable it to attract outstanding new people, and motivate and retain current valuable employees. Consistent with the Company's compensation policies, a portion of each executive officer's bonus equal to 25% of his or her annual (salary and bonus) compensation was paid in restricted or deferred stock.

Bonuses are discretionary for all of the Covered Executives. However, bonuses for the Covered Executives, other than Mr. Rubin, are subject to certain maximum amounts as specified in the Compensation Plan. Bonuses generally represent a substantial part of total compensation for the Company's executives. Because a percentage of the bonus is awarded in the form of restricted or deferred stock, bonus awards are not only a short-term cash reward but also a long-term
 20
incentive related directly to the enhancement of stockholder value. The vesting period applicable to awards of restricted or deferred stock to executives has been three years in furtherance of the long-term nature of such compensation.

The Company also takes reasonable steps to obtain the fullest possible corporate tax deduction for all forms of compensation paid to its executives by qualifying under Section 162(m) of the Internal Revenue Code, provided such steps are in the best interests of stockholders.


2000 COMPENSATION. 2000 proved to be an excellent year, with a 25% increase in EPS, resulting in record earnings for the Company, and a 24% return on the Company's equity. These financial results came from strong performance across all businesses and made Citigroup one of the most profitable companies in the world. In addition, the Company successfully accomplished a number of strategic transactions around the world, including the acquisitions of Associates First Capital, Schroders and Bank Handlowy, as well as significant alliances with the Fubon Group and AOL.


The Committee believes that the management of the Company performed exceedingly well in 2000 and that the leadership of Mr. Weill, the Company's sole Chairman and Chief Executive Officer since April, was central to these accomplishments. The compensation awarded each member is detailed in the tables that follow this report.

THE PERSONNEL, COMPENSATION AND DIRECTORS COMMITTEE:
Arthur Zankel (Chair)
Ann Dibble Jordan
Michael T. Masin
Richard D. Parsons
Andrall E. Pearson
Franklin A. Thomas

EXECUTIVE COMPENSATION

COMPENSATION TABLES


The tables on pages 22 to 25 profile Citigroup's compensation for the Chief Executive Officer, our four other most highly compensated executive officers (the covered executives), and Mr. Reed, who served as a co-chief executive officer until April 2000, including salaries and bonuses paid during the last three years and 2000 option grants and exercises. The form of the tables is set by SEC regulations.


Summary Compensation Table

The following table shows the compensation of the covered executives and Mr. Reed for 1998, 1999 and 2000. Share numbers have been restated to eliminate fractional shares held by covered executives as a result of stock dividends paid in 1993, 1996, 1997, 1999 and 2000 as well as the merger with The Travelers Corporation (1993), the merger with Salomon Inc (1997) and the merger of Travelers Group and Citicorp to form Citigroup (the Citigroup merger) (1998).

SUMMARY COMPENSATION TABLE


                                                                                    LONG-TERM
                                                                               COMPENSATION AWARDS
                                            ANNUAL COMPENSATION                           SECURITIES
                                                                OTHER       RESTRICTED    UNDERLYING
    NAME AND PRINCIPAL                                          ANNUAL        STOCK      STOCK OPTIONS    ALL OTHER
       POSITION AT                                           COMPENSATION     AWARDS      (NUMBER OF     COMPENSATION
    DECEMBER 31, 2000       YEAR  SALARY($)     BONUS($)        ($)(A)        ($)(B)        SHARES)         ($)(C)
---------------------------------------------------------------------------------------------------------------------
 Sanford I. Weill           2000  $1,000,000   $18,484,414     $449,404     $8,687,442     18,177,203      $  6,858
 Chairman and Chief         1999   1,000,000     8,732,474      448,577      4,356,698      9,157,845         2,022
 Executive Officer          1998   1,025,000     6,167,816      237,253      3,109,579     15,223,729         2,520

 Michael A. Carpenter       2000     800,000     8,805,520           --      4,259,304      1,210,403             0
 Chairman and CEO,          1999     600,000     5,082,016           --      2,525,310        657,822            --
 Salomon Smith Barney;      1998     600,000     1,560,027            0        853,297      1,477,601           576
 Head, Citibank's Global
 Relationship Bank

 Deryck C. Maughan          2000     825,000     3,731,290            0      2,024,946      1,135,236         1,242
 Vice Chairman; Chairman,   1999     825,000     3,168,750           --      1,774,940        622,528           426
 Internet Operating Group;  1998     850,385     3,072,407            0      1,636,791      1,000,000             0
 Head, Citigroup Mergers
 and Acquisitions

 Victor J. Menezes(D)       2000     800,000     4,300,053           --      1,699,947        394,266         2,070
 Chairman and CEO,          1999     800,000     2,800,036           --      1,199,965        148,959        37,303
 Citibank, N.A.             1998     800,000     1,132,500           --              0      1,460,000        28,705

 Robert E. Rubin(E)         2000   1,000,000    10,250,018      259,507      4,999,973      2,000,000         3,564
 Director, Chairman of the  1999     183,333     1,881,976           --        917,899      2,000,000           165
 Executive Committee
 and Member of the
 Office of the Chairman

 John S. Reed(D)(F)         2000     301,641     5,000,000       96,184              0              0         2,508
                            1999   1,000,000     8,749,134       93,075      3,250,866              0       101,650
                            1998   1,666,667     7,858,333       26,334              0      3,500,000        90,400


Notes to Summary Compensation Table

  (A) Except as shown in this column, no executive officer received other annual compensation during 2000 required to be shown in this column. Mr. Weill's other compensation includes $144,805 for required use of company transportation and $73,646 for financial planning services, Mr. Rubin's other compensation includes $259,507 for use of company transportation and Mr. Reed's other compensation includes $87,484 for required use of company transportation.


  (B) Restricted stock awards are made under Citigroup's capital accumulation program (CAP). For officers subject to CAP for the periods shown, a portion of compensation is paid in restricted stock. Generally, awards of restricted stock under CAP are discounted 25% from market value to reflect restrictions on transfer. All of the covered executives participate in the CAP program, with 25% of their annual cash compensation (salary and bonus) paid in restricted stock. However, under the terms of the CAP program, which provides that Citicorp employees who are grandfathered in the Citibank Retirement Plan are not entitled to receive discounted stock awards,


                                         (Footnotes continued on following page)

(Footnotes continued from preceding page)

neither Mr. Reed's nor Mr. Menezes' 1999 stock award nor Mr. Menezes' 2000 stock award was discounted. CAP is mandatory for Citigroup senior management and certain other employees.

Under CAP, a recipient may not transfer restricted stock for three years after the award. If the recipient is still employed by Citigroup at the end of three years, the restricted stock becomes fully vested and freely transferable (subject to the stock ownership commitment described above). From the date of award, the recipient can vote the restricted stock and receives full dividends.

As of December 31, 2000 (including awards made in January 2001 for 2000, but excluding awards that vested in January 2001), total holdings of restricted stock of Citigroup and the market value of such shares for the covered executives was:

EXECUTIVE              SHARES      MARKET VALUE
------------------------------------------------
Mr. Weill              383,899    $19,602,842.69
Mr. Carpenter          172,595      8,813,132.19
Mr. Maughan            141,877      7,244,594.31
Mr. Menezes             60,827      3,105,978.69
Mr. Rubin              115,729      5,909,412.06

Mr. Reed does not hold any restricted stock of Citigroup. The market price at the end of 2000 was $51.0625 per share. All shares were awarded under CAP.

  (C) Includes supplemental life insurance paid by Citigroup. For Mr. Reed and Mr. Menezes for 1999 and 1998, includes cash compensation earned under the Citicorp Savings Incentive Plan. Amounts in excess of contribution limits established by the IRS were paid to Mr. Reed and Mr. Menezes in cash. This program is no longer available to senior executives.

  (D) Mr. Menezes became an officer of Citigroup and Mr. Reed became an officer and director of Citigroup in October 1998 at the time of the Citigroup merger. As the Citigroup merger was accounted for as a pooling of interests, the information in this proxy statement assumes both Mr. Menezes' and Mr. Reed's employment by Citigroup for 1998.

  Under the Citicorp 1994 Deferred Compensation Plan, both Mr. Menezes' and Mr. Reed's 1998 annual incentive awards were paid 75% in cash and 25% in deferred share units whose return is equivalent to the return on shares of common stock for a period of five years from the date the award was granted, at which time the deferred award is payable in cash. To the extent dividends are declared on the common stock, dividend equivalents will be credited on the share units in the form of additional units, which will automatically be reinvested.

  (E) As Mr. Rubin became an officer and director of Citigroup on October 26, 1999, his 1999 compensation is for the period from October 26, 1999 through December 31, 1999.

  (F) In April 2000, Mr. Reed retired from his positions as a director and executive officer of Citigroup and its subsidiaries. Citigroup has entered into a separation agreement with Mr. Reed, certain terms of which are described below.

                                         (Footnotes continued on following page)

Stock Options Granted Table


The following table shows 2000 stock option grants to the covered executives. All 2000 stock option grants, including reload options, were made under the Citigroup 1999 Stock Incentive Plan. The value of stock options depends upon a long-term increase in the market price of the common stock: if the stock price does not increase, the options will be worthless; if the stock price does increase, the increase will benefit all stockholders. Mr. Reed did not receive a stock option grant in 2000.

The table describes options as either "initial" or "reload." Unless otherwise stated,

- The per share exercise price of all options is the closing price on the New York Stock Exchange (the NYSE) on the trading day before the option grant.

- Initial options generally vest in cumulative installments of 20% per year over a five year period and remain exercisable until the tenth anniversary of the grant.


Reload Options


Under the reload program, option holders can use Citigroup common stock they have owned for at least six months to pay the exercise price of their options and have shares withheld for the payment of income taxes due on exercise. They then receive a new reload option to make up for the shares they used or had withheld.

Reload options maintain the option holder's commitment to Citigroup by maintaining as closely as possible the holder's net equity position -- the sum of shares owned and shares subject to option.

The personnel, compensation and directors committee determines at the time of grant whether an option may be exercised under the reload program, and may amend the program guidelines at any time. For optionees who are eligible to participate in the reload program, the issuance of a reload option is not a new discretionary grant by Citigroup. Rather, the issuance results from rights that were granted to the option holder as part of the initial option grant. The reload option does not vest (i.e., become exercisable) for six months and expires on the expiration date of the initial grant.


2000 OPTION GRANTS


The following is a summary of the aggregate amount of options granted to each of the covered executives and the range of exercise prices for these options. A more detailed description of these option grants is attached to this proxy statement as Annex B.


                      AGGREGATE OPTIONS GRANTED    EXERCISE PRICE
        NAME            INITIAL       RELOAD        ($ PER SHARE)
--------------------------------------------------------------------
Sanford I. Weill         400,000    17,777,203   $43.8750 - $56.7500
Michael A. Carpenter     133,333     1,077,070   41.7656 -  55.1250
Deryck C. Maughan        100,000     1,035,236   47.0156 -  53.0625
Victor J. Menezes        133,333       260,933   49.6875 -  51.6875
Robert E. Rubin        2,000,000             0         50.8125

Option Exercises Table

The following table shows the aggregate number of shares underlying options exercised in 2000 and the value at year-end of outstanding options, whether or not exercisable.

2000 AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES

                                                                  NUMBER OF SHARES            VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                                              OPTIONS AT 2000 YEAR-END       AT 2000 YEAR-END($)(C)
                        SHARES ACQUIRED     VALUE REALIZED
NAME                     ON EXERCISE(A)         ($)(B)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----------------------------------------------------------------------------------------------------------------------
 Sanford I. Weill          20,073,964        $196,241,985     1,776,162     10,321,790     $1,584,167     $58,393,730
 Michael A. Carpenter       1,388,569          23,228,813       230,617      1,272,591        632,473      18,269,127
 Deryck C. Maughan          1,308,099          22,971,290       150,157      2,305,079        607,672      36,622,213
 Victor J. Menezes            711,695          20,595,624     1,329,031      1,051,901     41,862,358      22,138,795
 Robert E. Rubin                    0                   0       400,000      3,600,000      6,081,240      24,824,960
 John S. Reed              10,410,002         287,562,776             0              0              0               0

Notes to Options Exercised Table

  (A) This column shows the number of shares underlying options exercised in 2000 by the covered executives. The actual number of shares received by these individuals from options exercised in 2000 (net of shares used to cover the exercise price and withheld to pay income tax) was:

EXECUTIVE                              SHARES
-----------------------------------------------
 Mr. Weill                            2,296,761
 Mr. Carpenter                          311,499
 Mr. Maughan                            272,862
 Mr. Menezes                            295,347
 Mr. Rubin                                    0
 Mr. Reed                             4,114,658


  (B) "Value Realized" is the difference between the exercise price and the market price on the exercise date, multiplied by the number of options exercised. "Value Realized" numbers do not necessarily reflect what the executive might receive if he or she sells the shares acquired by the option exercise, since the market price of the shares at the time of sale may be higher or lower than the price on the exercise date of the option. All of the covered executives have made the stock ownership commitment (described above) to hold at least 75% of their Citigroup stock while they are members of senior management.



  (C) "Value of Unexercised In-The-Money Options" is the aggregate, calculated on a grant by grant basis, of the product of the number of unexercised options at the end of 2000 multiplied by the difference between the exercise price for the grant and the year-end market price, excluding grants for which the difference is equal to or less than zero.


RETIREMENT PLANS

Most domestic employees of Citigroup Inc. are currently covered by a single qualified pension plan, The Citigroup Pension Plan (the Qualified Plan). This plan provides different benefit formulas for different portions of the covered population. Employees become eligible to participate in the Qualified Plan after one year of service, and benefits under the Qualified Plan generally vest after 5 years of service. The normal form of benefit under the Qualified Plan is a joint and survivor annuity (payable over the life of the participant and spouse) for married participants, and a single life annuity (payable for the participant's life only) for single participants. Other forms of payment are also available.

In addition, there are nonqualified programs to provide for retirement benefits in respect of covered compensation in excess of the Internal Revenue Code compensation limit ($170,000 for 2000), or in respect of benefits accrued in excess of the Internal Revenue Code benefit limit ($130,000 for 2000).

The specific provisions governing retirement benefits for covered executives are detailed below.

Qualified Pension Plans

Effective January 1, 2000, the Qualified Plan was amended to provide a cash balance benefit formula (the Citibuilder cash balance formula) to the majority of Qualified Plan participants who were Citicorp employees prior to the Citigroup merger. Participants who were pre-merger Citicorp employees, and who, as of December 31, 1999:

- Were at least 45 years of age,

- Had at least 5 years of service, and

- Had age and service totaling at least 60,

are considered to be "grandfathered" and will continue to accrue benefits under the prior formula for Citicorp employees. The benefit payable at retirement under this formula is based on a specified percentage of the average of covered compensation for the five highest paid years of the last ten years of employment offset by an estimated social security benefit.

The Citibuilder cash balance benefit is expressed in the form of a hypothetical account balance. Benefit credits accrue annually at a rate between 2% and 7%; the rate increases with age and service. Interest credits are applied annually to the prior year's balance; these credits are based on the yield on 30-year Treasury bonds. Although the normal form of the benefit is an annuity, the hypothetical account balance is also payable as a single lump sum.

In addition to pre-merger Citicorp employees, select Qualified Plan participants who were pre-merger Travelers Group employees, and who are now Citigroup employees, are covered under the Citibuilder cash balance formula beginning January 1, 2000.

Messrs. Menezes and Reed are grandfathered participants; their benefits are determined under the prior Citicorp formula. Messrs. Weill, Maughan and Rubin have been covered under the Citibuilder cash balance formula since January 1, 2000.

Pre-merger Travelers Group employees are covered by a different cash balance formula (the Travelers Group cash balance formula). The Travelers Group cash balance benefit is also expressed in the form of a hypothetical account balance. Benefit credits accrue annually at a rate between 0.75% and 7.0%; the rate increases with age and service. An additional amount of 1% to 2.5% accrues in respect of covered compensation in excess of the Social Security Wage Base ($76,200 for 2000, increasing to $80,400 for 2001). Interest credits are applied annually to the prior year's balance; these credits are based on the yield on 30-year Treasury bonds. Although the normal form of the benefit is an annuity, the hypothetical account balance is also generally payable as a single lump sum upon retirement. Benefits for Mr. Carpenter are determined under the Travelers Group cash balance formula.

Benefits for Messrs. Weill and Maughan for service accrued prior to January 1, 2000 were determined under this Travelers Group cash balance formula. Mr. Maughan became a participant in the Travelers Group plan on January 1, 1999.

Nonqualified pension plans

Citigroup sponsors nonqualified programs which provide benefit accruals in respect of compensation or benefits exceeding Internal Revenue Service limitations (described above). The formula governing these nonqualified accruals mirrors the applicable formula in the Qualified Plan.

The supplemental nonqualified plan covering Messrs. Menezes and Reed was amended in 1999 to limit covered compensation. The annual compensation covered under this plan is limited by a cap determined based on 1998 compensation levels. This cap increases by 6% for each year after 1998. The covered compensation for Mr. Reed for 2000 is $4,775,300; for Mr. Menezes it is $1,910,120.

For participants covered by the Citibuilder cash balance formula, there is a limit of $500,000 on compensation covered by the nonqualified plan. This limit applies to future nonqualified accruals for Messrs. Weill, Maughan and Rubin.

For employees of Salomon Smith Barney, a nonqualified benefit is not provided. Hence, Mr. Carpenter is not currently covered for non qualified accruals.

In addition to these programs, there is a supplemental executive retirement plan
(SERP) which, for certain pre-merger Travelers Group employees, provided additional pension benefits for service through the end of 1993. Accruals under the SERP were frozen as of December 31, 1993. Mr. Weill participates in this frozen SERP.

Estimated annual benefits under all plans

The estimated annual benefit provided in total by all plans described above, expressed in the form of a single life annuity, is as follows:

                       YEARS OF SERVICE      ESTIMATED
EXECUTIVE                THROUGH 2000      ANNUAL BENEFIT
---------------------------------------------------------
 Mr. Weill                    14              $666,477
 Mr. Carpenter                 5                25,956
 Mr. Maughan                  17                64,879
 Mr. Menezes                  28             1,207,940
 Mr. Rubin                     1                 8,253
 Mr. Reed                     35             2,019,528

The benefit shown for Mr. Reed is his current actual retirement benefit which became payable on May 1, 2000. The benefit is in the form of a joint and 100% survivor annuity.

These estimates are based on the following assumptions:

- The benefit is determined as of age 65, or current age if greater, except that for Mr. Reed the benefit was determined as of age 61, his actual age at retirement.

- Covered compensation for each covered executive remains constant at 2000 levels.

- Regulatory limits on compensation and benefits and the Social Security Wage Base remain constant at 2000 levels.

- The interest crediting rate for cash balance benefits for 2000 (6.1%) remains constant.


- The interest rate used to convert hypothetical account balances to annual annuities for 2000 (6.1%) remains constant.


EMPLOYMENT PROTECTION AGREEMENTS

In 1986 Citigroup's predecessor entered into an agreement with Mr. Weill (amended in 1987), which provides that Mr. Weill will receive an annual salary, incentive participation and employee benefits as determined from time to time by the board. The agreement contains automatic one-year renewals (unless notice of nonrenewal is given by either party). If Mr. Weill's employment is terminated without cause, Mr. Weill will be paid and will receive other employee benefits in effect at the termination date through the remaining term of the agreement, and also will be entitled to two years additional vesting and exercise of his stock options (and a cash payment based on the value of any portion of the stock options that would not vest within such additional period). During such period of continuing payments and stock option vesting and exercise, Mr. Weill would be subject to certain confidentiality and other provisions in favor of Citigroup.

Mr. Rubin is party to an employment agreement dated as of October 26, 1999, under which he has agreed to serve as Director, Chairman of the Executive Committee and a member of the Office of the Chairman of Citigroup. The agreement provides that Mr. Rubin will receive a base salary of $1 million annually and a bonus for each of 2000 and 2001 of $14 million, which bonus amounts are being deferred. As reflected in the summary compensation table, these amounts were prorated for 1999. The agreement provides for a grant in each of 1999 and 2000 of 1.5 million Citigroup stock options, which after giving effect to the 4-for-3 stock split paid on August 25, 2000, is equivalent to 2 million options, and certain other benefits. If Mr. Rubin's employment is terminated without cause, or under certain circumstances, the agreement provides for certain continued payments and vesting of stock options and CAP awards. Following any termination, Mr. Rubin would be subject to certain confidentiality and other provisions in favor of Citigroup.

CERTAIN TRANSACTIONS

Following his retirement from his positions as Vice Chairman and Member of the Office of the Chairman of Citigroup in December 2000, Mr. Lipp agreed to continue to serve as Chairman of the Board of TPC. In consideration of his services as Chairman of TPC, Mr. Lipp will receive compensation of $200,000 annually and certain additional benefits.

SEPARATION AGREEMENT

In connection with his retirement from his positions as Chairman and Co-Chief Executive Officer of Citigroup, Mr. Reed entered into an agreement with Citigroup pursuant to which he received a cash bonus of $5 million and certain additional benefits.


INDEBTEDNESS


Before and during 2000, certain executive officers have incurred indebtedness to Salomon Smith Barney, a wholly owned subsidiary of Citigroup and a registered broker-dealer, and/or other broker/dealer subsidiaries of Citigroup, on margin loans against securities accounts. The margin loans were made in the ordinary course of business on substantially the same terms (including interest rates and collateral) as those prevailing for comparable transactions for other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

Certain transactions involving loans, deposits, credit cards and sales of commercial paper, certificates of deposit and other money market instruments and certain other banking transactions occurred during 2000 between Citibank and other Citigroup banking subsidiaries on the one hand and certain directors or executive officers of Citigroup, members of their immediate families, corporations or organizations of which any of them is an executive officer or partner or of which any of them is the beneficial owner of 10% or more of any class of securities, or associates of the directors, the executive officers or their family members on the other. The transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, that prevailed at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

Thomas W. Jones, an executive officer, was indebted to Citigroup under a forgivable loan made to him by Citigroup in an original principal amount of $1.2 million. The maximum amount of Mr. Jones' indebtedness to Citigroup during 2000 was $400,000, which was reduced to $0 in September 2000. The principal of the loan has been forgiven in equal annual installments of $400,000 during the three-year term of the loan. The loan was made in connection with Mr. Jones' agreement to leave his prior position to join Citigroup. If Mr. Jones resigned or was terminated for any reason, the outstanding principal amount of the loan would have become immediately due together with interest at the rate of 10% accruing from the date of termination. The loan was otherwise non-interest bearing.


PROPOSAL 2: RATIFICATION OF SELECTION OF AUDITORS

The board of directors has selected KPMG LLP as the independent auditors of Citigroup for 2001. KPMG has served as the independent auditors of Citigroup and its predecessors since 1969. Arrangements have been made for a representative of KPMG to attend the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate stockholder questions.

The selection of KPMG as Citigroup's auditors must be ratified by a majority of the votes cast at the annual meeting.

DISCLOSURE OF AUDITOR FEES

The following is a description of the fees billed to Citigroup by KPMG during the year ended December 31, 2000:

Audit Fees: Audit fees paid by Citigroup to KPMG in connection with KPMG's review and audit of Citigroup's annual financial statements for the year ended December 31, 2000 and KPMG's review of Citigroup's interim financial statements included in Citigroup's Quarterly Reports on Form 10-Q during the year ended December 31, 2000 totaled approximately $26.130 million.

Financial Information Systems Design and Implementation Fees: Citigroup did not engage KPMG to provide advice to Citigroup regarding financial information systems design and implementation during the year ended December 31, 2000.

All Other Fees: Fees billed to Citigroup by KPMG during the year ended December 31, 2000 for all other non-audit services rendered to Citigroup (including tax related services in the amount of approximately $12.470 million) totaled approximately $24.628 million.

                     THE BOARD RECOMMENDS THAT YOU VOTE FOR
       RATIFICATION OF KPMG AS CITIGROUP'S INDEPENDENT AUDITORS FOR 2001.

PROPOSAL 3: APPROVAL OF AN INCREASE IN
AUTHORIZED COMMON STOCK

On February 28, 2001, the board of directors unanimously approved an amendment to Citigroup's certificate of incorporation to permit Citigroup to issue up to 15 billion shares of common stock. The board directed that the amendment be voted on by stockholders. The form of the proposed amendment is attached to this proxy statement as Annex C.


Citigroup is currently permitted to issue up to an aggregate of 10 billion shares of common stock. As of March 1, 2001, 5,101,338,793 shares of common stock were issued and outstanding including 59,672,927 shares that were held by Citigroup's subsidiaries. Approximately 1,002,665,000 additional shares were reserved for issuance under Citigroup's compensation and benefit plans, and 1,116,769 shares were reserved for issuance upon conversion of outstanding Citigroup convertible securities. As of March 1, 2001, Citigroup could issue 3,894,879,438 shares of common stock.


The board would like to increase the number of shares of common stock that Citigroup can issue for possible stock splits, acquisitions, financings and other corporate purposes. The board believes that stock splits enhance the liquidity and marketability of the common stock by increasing the number of shares outstanding and lowering the price per share. The board has approved stock splits on seven prior occasions: 4-for-3 in August 2000, 3-for-2 in May 1999, 3-for-2 in November 1997, 4-for-3 in November 1996, 3-for-2 in May 1996, 4-for-3 in August 1993 and 3-for-2 in February 1993. Taken together, these splits are equivalent to a 12-for-1 split.


Citigroup does not currently plan to issue any of the additional shares of common stock and is subject to some restrictions on its ability to do so. NYSE rules require stockholder approval of issuances of common stock under certain circumstances including when the number of shares to be issued equals or exceeds 20% of the voting power outstanding (for Citigroup currently, issuance of more than 1,006,069,052 shares of common stock). The board can issue shares from time to time in accordance with SEC and NYSE rules without obtaining the approval of stockholders.


Newly authorized shares would have the same rights as the presently authorized shares, including the right to cast one vote per share and to receive dividends paid by Citigroup. Although the authorization would not, in itself, have any effect on your rights as a stockholder, issuance of additional shares of common stock for other than a stock split or dividend could, under certain circumstances, have a dilutive effect on voting rights and earnings per share. In order to avoid share dilution, Citigroup has consistently offset share issuances under employee plans by repurchasing shares of common stock in the open market. Stockholders do not have preemptive rights.

While the issuance of shares in certain instances may have the effect of forestalling a hostile takeover, the board does not intend or view the increase in authorized common stock as an anti-takeover measure, nor is Citigroup aware of any proposed or contemplated transaction of this type.

The increase in Citigroup's authorized share capital must be approved by a majority of all outstanding shares.

  THE BOARD RECOMMENDS THAT YOU VOTE FOR THE PROPOSED AMENDMENT TO CITIGROUP'S
   RESTATED CERTIFICATE OF INCORPORATION TO INCREASE TO 15 BILLION THE SHARES
                    OF COMMON STOCK AUTHORIZED FOR ISSUANCE.

STOCKHOLDER PROPOSALS

PROPOSAL 4

Evelyn Y. Davis, Editor, Highlights and Lowlights, Watergate Office Building, 2600 Virginia Ave., N.W., Suite 215, Washington, D.C. 20037, beneficial owner of 1,890 shares, has submitted the following proposal for consideration at the annual meeting:

RESOLVED: "That the stockholders of Citigroup assembled in Annual Meeting in person and by proxy, hereby recommend that the Corporation affirm its political non-partisanship. To this end the following practices are to be avoided:

"(a) The handing of contribution cards of a single political party to an employee by a supervisor.

"(b) Requesting an employee to send a political contribution to an individual in the Corporation for a subsequent delivery as part of a group of contributions to a political party or fund raising committee.

"(c) Requesting an employee to issue personal checks blank as to payee for subsequent forwarding to a political party, committee or candidate.

"(d) Using supervisory meetings to announce that contribution cards of one party are available and that anyone desiring cards of a different party will be supplied one on request to his supervisor.

"(e) Placing a preponderance of contribution cards of one party at mail station locations."

"REASONS: "The Corporation must deal with a great number of governmental units, commissions and agencies. It should maintain scrupulous political neutrality to avoid embarrassing entanglements detrimental to its business. Above all, it must avoid the appearance of coercion in encouraging its employees to make political contributions against their personal inclination. The Troy (Ohio) News has condemned partisan solicitation for political purposes by managers in a local company (not Citigroup)." "And if the Company did not engage in any of the above practices, to disclose this to ALL shareholders in each quarterly report."

"If you AGREE, please mark your proxy FOR this resolution."

                               MANAGEMENT COMMENT

Federal and state regulations, along with Citigroup's own policies and procedures, adequately address the issues raised by the proposal. Adoption of the proposal is unnecessary and administratively burdensome and not in the best interests of Citigroup or its stockholders.

Citigroup is already required to comply with numerous federal and state laws and regulations governing political contributions. Citigroup sponsors a political action committee, as authorized by federal and state law, supported solely by voluntary contributions from employees. This provides an opportunity for employees to support candidates and public officials whose views are consistent with Citigroup's long-term legislative and regulatory goals regarding the financial services industry or the communities served by Citigroup and its subsidiaries. Citigroup has established policies and procedures to ensure that such employee contributions are entirely voluntary.

           THE BOARD RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL.

  Adoption of this stockholder proposal must be ratified by a majority of the votes cast at the annual meeting.

PROPOSAL 5

Missionary Oblates of Mary Immaculate, 391 Michigan Avenue, N.E., Washington, D.C. 20017, beneficial owner of 68,332 shares, School Sisters of Notre Dame, Cooperative Investment Fund, 336 East Ripa Ave., St. Louis, MO 63125, beneficial owner of 464 shares, Maryknoll Fathers and Brothers, PO Box 305, Maryknoll, NY 10545, beneficial owner of 42,667 shares, Mercy Consolidated Asset Management Program, 20 Washington Square North, New York, NY 10011, beneficial owner of 500 shares, Adrian Dominican Sisters, 127 East Siena Heights Drive, Adrian, Michigan 49221, beneficial owner of 625 shares, Sisters of Charity of Saint Elizabeth, P.O. Box 476, Convent Station, New Jersey 07961, beneficial owner of 300 shares, Maryknoll Sisters of St. Dominic, P.O. Box 311, Maryknoll, NY 10545, beneficial owner of 100 shares, Sisters of Mercy Regional Community of Detroit, 29000 Eleven Mile Road, Farmington Hills, MI 48336, beneficial owner of 67,536 shares and Passionist Community, 5700 N. Harlem Avenue, Chicago, Illinois 60631, beneficial owner of 233 shares have submitted the following proposal for consideration at the annual meeting:

SHAREHOLDER RESOLUTION ON INTERNATIONAL FINANCIAL STABILIZATION

WHEREAS the stability of the international financial system is crucial to the profitability of our corporation not only through its direct exposure but also indirectly through the loss of markets. Markets have been lost because the financial turmoil arising from the Mexican, Asian and Russian crises of the past five years. The affects of these crises have fallen heavily upon the developing consumer markets, i.e. the middle class and poor segments of those societies, through the loss of jobs and higher prices for essential goods.

WHEREAS the Independent Task Force sponsored by the Council on Foreign Relations has produced a report Safeguarding Prosperity in a Global Financial System, (The Report). This report's recommendation: "Capital Flows -- Avoiding too Much of a Good Thing" stated the problem of private capital flows as: "The challenge, therefore, is to find ways to moderate the boom-bust cycle in private capital flows and to tilt the composition of such flows toward longer term, less crisis-prone components . . . "

- The Report goes on to say: "The IMF should therefore advise those emerging economies with fragile domestic financial sectors to impose Chile-type holding-period taxes on short-term inflows until their ability to intermediate such flows is stronger."

- With regard to the instability arising from highly leveraged institutions
  (HLI), such as hedge funds, C. Fred Bergsten et al recommended in a dissenting view in The Report: "A sensible first step is the imposition of higher risk weights for bank loans to offshore financial centers that do not meet international financial standards, (offshore centers are) the locus of most HLI activity."

- Direct exposure to HLIs is also a problem, and many Money Center banks had to help bail out Long Term Capital Management, an HLI, during the Russian Crisis to protect their exposure.

- Bergsten, Volker, et al in a dissenting view in The Report also urged target zones for the G-3 currencies as being central to moderating these instabilities. We believe that short-term fluctuations of rates on large money flows drive currency exchange rates from the levels that would be dictated by basic economic factors and thereby contribute to the instability. Therefore we believe that something like a tax on international transactions (Tobin tax) should be considered by all OECD member countries.

We believe that corporation has in important role to play in promoting international financial stability and thereby promoting its own long-term profitability.

BE IT RESOLVED that the Board of Directors develop a publicly stated policy for the Corporation to restrain the corporation's short-term lending and exposure of other financial instruments to emerging market countries, especially the inter-bank market, to highly leveraged institutions and to poorly regulated banking centers, if need be by establishing the corporation's own internal capital requirements at higher levels than required by regulators, and to promote and support such measures by the IMF, Bank for International Settlements and other such coordinating bodies.

                               MANAGEMENT COMMENT

It would be inappropriate for Citigroup to establish a policy to restrain short-term lending to emerging market countries as set forth in this proposal. Citigroup believes that short-term lending to exporters and importers in emerging markets encourages exports, jobs and investment in these countries.

Citigroup supports efficient use of capital in emerging markets, and supports the efforts of the IMF, the Bank for International Settlements and other governing bodies to promote international financial stability. Citigroup has established risk management policies and procedures to prevent its businesses from lending to highly leveraged institutions and poorly regulated banking centers.

Citigroup supports efforts to promote international financial stability and the consistent implementation of sound economic policies over time by emerging market countries to ensure that capital flows are prudent and stable. Citigroup believes that its present policies and procedures promote productive capital access in emerging market countries with its attendant benefits.

           THE BOARD RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL.

Adoption of this stockholder proposal must be ratified by a majority of the votes cast at the annual meeting.

PROPOSAL 6

AFL-CIO Staff Retirement Plan, 815 Sixteenth Street, N.W., Washington, D.C. 20006, beneficial owner of 44,400 shares, has submitted the following proposal for consideration at the annual meeting:

  Resolved: Shareholders of Citigroup, Inc. ("Citigroup") request that the Board of Directors provide to shareholders a report (a) describing Citigroup's relationships with i) any entity that conducts business in, invests in, or facilitates investment in Burma; ii) the Ratchaburi Electricity Generating Company of Thailand ("Ratchaburi"); and (b) explaining why each such relationship does not violate U.S. government sanctions against investing in Burma and facilitating a foreign person's investment in Burma.

SUPPORTING STATEMENT

  Ratchaburi is raising funds to complete the construction of a large power plant in Thailand; Citibank, a Citigroup subsidiary, joined in a consortium of banks that signed a $1 billion loan agreement with Ratchaburi last August. Once the plant is in place, Ratchaburi will be the largest customer of a pipeline and natural gas development project owned jointly by the Burmese government and other foreign entities (the "Joint Venture").

  Burma has been ruled for more than a decade by a military dictatorship widely condemned for human rights abuses. The Joint Venture that will supply Ratchaburi with its fuel has been at the center of criticism and litigation for several years. The New York Times reported that critics of the Citibank loan said that the loan helps finance the oppressive regime in Burma. The Joint Venture hired the Burmese military to provide security and labor for the pipeline. In providing that "service," the military relied on forced labor and committed other widely documented human rights abuses. The Wall Street Journal quoted a Texaco consultant's report on Burma noting the "harsh conditions" of unpaid laborers on the Joint Venture, "including young children." EarthRights, an organization that represents Burmese victims of forced labor, reported: "From 1992 until the present, thousands of villagers in Burma were forced to work in support of these pipelines and related infrastructure, were raped, tortured and killed by soldiers hired by the companies as security guards for the pipeline."

  In an effort to force the Burmese regime to return political power to a legitimate democratic government, the U.S. Congress passed legislation in 1997 obligating the President of the United States to impose sanctions against Burma. Further, Congress obligated the President to engage in a-multilateral effort with other countries of the region, such as Thailand, to restore democracy to Burma. Thus, under an Executive Order of the U.S. President a "national emergency" has been declared imposing the Burmese Sanctions Regulations ("Sanctions"). The Sanctions "prohibit new investment in Burma" by U.S. persons and the facilitation by a U.S. person of "new investment" in Burma by a foreign person. By providing financing, Citibank appears to be facilitating Ratachaburi's purchase if natural gas in Burma, thus providing the Burmese dictatorship with crucial financial support at a time when U.S. law dictates isolation of the regime to enable the return of democracy and the rule of law.

We urge you to vote FOR this resolution.

                               MANAGEMENT COMMENT

This proposal, if adopted, would be unduly burdensome to Citigroup and compromise the confidentiality of its business relationships.

Citigroup complies with, and is fully supportive of, all United States statutes and regulations imposing economic sanctions on investments in Burma (Myanmar). With respect to the loan transaction referred to in the proposal, nothing in the financing or execution of this transaction implicates US sanctions on Burma (Myanmar).

The proposal calls for Citigroup to disclose to stockholders information about its business relationships with any entity that conducts business in, invests in or facilitates investment in Burma. This request is virtually impossible to implement because Citigroup would be in no position to know or determine whether every entity it has a relationship with also conducts business with Burma in a manner that implicates United States laws or sanctions. Even if Citigroup could implement this request, the disclosure called for by this proposal would seriously compromise Citigroup's confidential business relationships and breach its customers' expectation of, and legal right to, privacy.

           THE BOARD RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL.

  Adoption of this stockholder proposal must be ratified by a majority of the votes cast at the annual meeting.

PROPOSAL 7

Steven Berger, Berger Family 1996 Partnership Number Two, 2625 Alcatraz Ave., #244, Berkeley, CA 94705, beneficial owner of 1,300 shares, has submitted the following proposal for consideration at the annual meeting:

WHEREAS, the vastness of Citigroup's global operations means the company confronts many issues of corporate social responsibility in the day-to-day operations of its business. The company's management of its responsibilities to its stakeholders directly affects the company's reputation and its ability to compete in the marketplace;

Citigroup's executive officers have made public statements committing Citigroup to high standards of corporate social responsibility. We believe our corporate leaders should be evaluated based on their success in meeting these goals;

Public attention has increasingly focused on Citigroup's corporate social responsibility performance, increasing the need to manage these responsibilities effectively and responsively:

- Citigroup plans on acquiring The Associates, a nationwide sub-prime lender, with a reputation for engaging in widespread predatory lending practices that impose excessively high interest rates and other fees on predominantly low-income borrowers. Citigroup's Salomon Smith Barney (SSB) unit was also named by Business Week magazine as the sixth largest provider of investment capital to the sub-prime lending industry. Several of SSB's investment banking customers have been the subjects of predatory lending complaints. Citigroup has begun to tighten its standards to prevent predatory lending practices, but to date these efforts have been met with skepticism by the Coalition for Responsible Lending, a nationwide coalition of community groups advocating an end to predatory lending practices.

- Citigroup's international lending and underwriting policies are also the subject of criticism by a number of national and international environmental and human rights organizations, representing millions of members in the United States and abroad. Among the largest concerns raised by these groups is Citigroup's involvement in funding China's controversial Three Gorges dam project, which would displace more than a million Chinese citizens from their homes.

- In September 2000, the US Equal Employment Opportunity Commission sued Citigroup's Salomon Smith Barney unit alleging racial discrimination. This same unit was the subject of the widely reported "boom-boom room" sexual harassment scandal two years earlier.

We believe meeting corporate social responsibilities, including achieving a workplace free from discrimination and harassment, is key to attracting and retaining a high-quality and highly motivated workforce;

RESOLVED, shareholders request the Board to conduct a special executive compensation review to study the relationship between corporate social responsibility performance and company financial performance and to recommend that the social responsibility performance of the corporation be incorporated as one of the variables in establishing the compensation packages of senior officers of the corporation. A summary of this review, including social performance variables to be considered in setting officer pay, shall be provided in the annual report of the Compensation Committee to shareholders.

SUPPORTING STATEMENT
Citigroup's officers have stated their strong commitment to high standards of corporate social responsibility performance. The proposed resolution would provide a mechanism to evaluate the company's officers on meeting social responsibility objectives and would provide company leaders a positive incentive for establishing Citigroup as leader in meeting its responsibilities to employees, customers, the broader community and environment.

                                PLEASE VOTE YES!

                               MANAGEMENT COMMENT

Citigroup recognizes the importance of operating in a socially responsible manner to protect the interests of its employees, stockholders and the communities in which it operates. Citigroup believes that the recommendations called for by this proposal have already been implemented.

A mechanism for evaluating executive performance in the context of social responsibility is currently a part of the process for determining executive compensation. In fact, "adherence to corporate values" is specifically identified as one of the factors considered in measuring executive performance by the Report on Executive Compensation of the personnel, compensation and directors committee.

Citigroup places great emphasis on the promotion of its corporate values, which is reflected in the numerous contributions Citigroup makes to the communities and markets it serves. This is reflected in our Statement of Business Practices, which identifies a number of corporate values that are critical to the way Citigroup does business. Just a few examples of the many initiatives Citigroup has undertaken to advance these values include: training and development and targeted marketing programs, which offer job skills, career development and products and services for women and minorities; creation of a committee of senior officers to evaluate environmental and social policy issues as they relate to underwriting and lending transactions; the inclusion in Citigroup's new statement of business practices of a provision affirming its commitment to environmental matters; support of community reinvestment initiatives, including a 130% increase over the past three years in investments in low- and moderate-income households, communities and small businesses; and grants and commitments by its Foundation to a number of worthy community causes.

           THE BOARD RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL.

  Adoption of this stockholder proposal must be ratified by a majority of the votes cast at the annual meeting.

PROPOSAL 8

Richard A. Dee, 115 East 89th Street, New York, NY 10128, beneficial owner of 720 shares, has submitted the following proposal for consideration at the annual meeting:

"IT IS HEREBY REQUESTED THAT THE BOARD OF DIRECTORS PROMPTLY ADOPT A RESOLUTION CALLING FOR ESTABLISHMENT OF A STOCKHOLDER MATCHING GIFT PROGRAM THAT WILL ENABLE CITIGROUP STOCKHOLDERS TO HAVE ALL OR A PORTION OF THE DIVIDENDS TO WHICH THEY BECOME ENTITLED PAID TO QUALIFYING ORGANIZATIONS OF THEIR CHOICE, WITH SUCH CONTRIBUTIONS MATCHED BY THE COMPANY TO AN EXTENT DETERMINED BY THE BOARD.

  "Such a program will provide the owners of Citigroup, its stockholders, with an incentive and a way to leverage their generosity similar to those provided by the Employee Matching Gift Program that Citigroup and well over 2000 forward-looking companies offer their employees. Citigroup's predecessor, The First National City Bank of New York, was a pioneer when it established its employee program in 1960.

  "For many years, educational and other socially-beneficial organizations have received considerable financial support from employee programs. Education is widely considered to be the most crucial factor that will determine our nation's future, and educational organizations receive about 75% of the value of matching gifts generated by the many well-established and well-accepted employee programs.

  "A Stockholder Matching Gift Program similar to and patterned upon employee programs will provide a new right and a new sense of participation to Citigroup stockholders, most of whom, in common with the stockholder-owners of most large publicly-owned companies, now experience little if any connection to the company.

  "The Stockholder Matching Gift Program concept is new, and establishment of such a program for Citigroup stockholders therefore will require action by the Board of Directors -- as called for by this Proposal. Program implementation and day-to-day operation, as with the employee program, will be the responsibility of management.

  "From time to time, stockholders of publicly-owned companies have been critical of corporate charity -- its extent and who chooses its recipients. A Stockholder Matching Gift Program will enable Citigroup stockholders to designate, relative to their ownership interests in the company, the amounts and recipients of at least some part of the company's charity.

  "Although matching gift programs that enable the leveraging of individual charity are available to many investors through their employers, a great many investors, including many Citigroup stockholders, have no access to these important and valuable socially-beneficial programs because they are self-employed or employees or retirees of companies without such programs.

  "Because the financial needs of many stockholders decline following their retirement, opportunities to leverage their generosity through Stockholder Matching Gift Programs hopefully will serve as powerful incentives for many such stockholders to increase substantially their contributions to recognized socially-beneficial organizations.

  "Investors have begun to look with favor upon companies genuinely concerned with the nation's future -- companies that consider contributions to the nation's future "affordable". A Stockholder Matching Gifts Program will improve Citigroup's reputation as an active and concerned corporate citizen, and the cost of such a program will be more than justified by increased community goodwill and the building of a more loyal and supportive stockholder base.

                        "PLEASE VOTE FOR THIS PROPOSAL."

                               MANAGEMENT COMMENT

The establishment of the program called for by the proposal could subject Citigroup to substantial financial liability, as well as costly administrative burdens. In addition, by removing from the board the ability to determine how much money would be expended for and in connection with dividend payments, the proposal could cause Citigroup to violate Delaware law. Therefore, it is not in the best interests of Citigroup and its stockholders.

Implementation of the proposal would require Citigroup management to allocate indeterminate amounts of corporate funds, over and above dividend payments, in order to match the contributions made by stockholders. The indeterminate nature of stockholder-directed contributions would undercut the ability of the board to make proper determinations to declare and pay dividends in accordance with applicable law. In addition, the proposal does not specify whether it relates to cash dividends or stock dividends, each of which raises significant issues. If a cash dividend were declared, a matching contribution could be of such magnitude that Citigroup would be unable to pay it out of funds properly available for dividends. Similarly, if a stock dividend were declared, a matching contribution could be of such magnitude that the total dividend payment could exceed the number of shares authorized under Citigroup's certificate of incorporation.

Corporate philanthropy and community involvement are significant functions at Citigroup, and are undertaken through the Citigroup Foundation, as well as through various business initiatives, which focus Citigroup's charitable resources on numerous worthy entities in the markets in which we operate.

           THE BOARD RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL.

  Adoption of this stockholder proposal must be ratified by a majority of the votes cast at the annual meeting.

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

Under SEC rules, a stockholder who intends to present a proposal at the next annual meeting of stockholders and who wishes the proposal to be included in the proxy statement for that meeting must submit the proposal in writing to the Secretary of Citigroup, at the address on the cover of this proxy statement. The proposal must be received no later than November 16, 2001.

Stockholders who do not wish to follow the SEC rules in proposing a matter for action at the next annual meeting must notify Citigroup in writing of the information required by the provisions of Citigroup's by-laws dealing with stockholder proposals. The notice must be delivered to Citigroup's Corporate Secretary between December 18, 2001 and January 17, 2002. You can obtain a copy of Citigroup's by-laws by writing the Corporate Secretary at the address shown on the cover of this proxy statement.

COST OF ANNUAL MEETING AND PROXY SOLICITATION

Citigroup pays the cost of the annual meeting and the cost of soliciting proxies. In addition to soliciting proxies by mail, Citigroup may solicit proxies by personal interview, telephone and similar means. No director, officer or employee of Citigroup will be specially compensated for these activities. Citigroup also intends to request that brokers, banks and other nominees solicit proxies from their principals and will pay the brokers, banks and other nominees certain expenses they incur for such activities. Citigroup has retained Morrow & Co. Inc., a proxy soliciting firm, to assist in the solicitation of proxies, for an estimated fee of $25,000, plus reimbursement of certain out-of-pocket expenses.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING

Section 16(a) of the Exchange Act requires Citigroup's officers and directors, and persons who own more than ten percent of a registered class of Citigroup's equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE, and to furnish Citigroup with copies of the forms. Based on its review of the forms it received, or written representations from reporting persons, Citigroup believes that, during 2000, each of its officers, directors and greater than ten percent stockholders complied with all such filing requirements.

                                    ANNEX A

                                 CITIGROUP INC.
                         CHARTER OF THE AUDIT COMMITTEE

                                    MISSION

The Audit Committee of Citigroup Inc. is a standing committee of the Board of Directors. Through an interactive process with Citigroup's senior management, Audit and Risk Review, and independent auditors, the Audit Committee receives information on and oversees the adequacy of the internal control environment established by management. Given the large size and complexity of Citigroup, the Audit Committee will apply reasonable materiality standards to all of its activities.

Although the Audit Committee has the responsibilities and powers set forth in this Charter, the function of the Audit Committee is oversight. The members of the Audit Committee are not full-time employees of Citigroup and may not be, and may not represent themselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Consequently, in carrying out its oversight responsibilities, the Audit Committee is not providing any expert or special assurance as to Citigroup's financial statements or any professional certification as to the work of the independent auditors.

The independent auditors are ultimately accountable to the Board of Directors and the Audit Committee. The Board of Directors, on the basis of the recommendation of the Audit Committee, has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors (or to select the independent auditors to be proposed for shareholder ratification in the proxy statement).

                                   MEMBERSHIP

The Audit Committee shall be comprised of at least three members of the Board of Directors who shall satisfy the independence, financial literacy and experience requirements of the New York Stock Exchange and any other regulatory requirements. The Audit Committee members and the Audit Committee Chairman shall be designated by the Board of Directors.

                                 SUBCOMMITTEES

The Board of Directors and the Audit Committee shall each have the authority to establish subcommittees of the Audit Committee, including but not limited to, a Global Consumer Audit Committee, a Global Corporate and Investment Bank Audit Committee and an Insurance Audit Committee. Each subcommittee shall be comprised of at least three members, all of whom shall be appointed by the Audit Committee or the Board of Directors. Each subcommittee shall have the full power and authority of the full Audit Committee. To the extent that Citigroup has majority-owned subsidiaries with equity listed on a public securities exchange, the boards of directors of such subsidiaries shall appoint audit committees which satisfy the rules of the applicable securities exchange and other applicable regulatory requirements.

                          DUTIES AND RESPONSIBILITIES

Specifically, the Audit Committee shall:

     - With respect to accounting and financial control policy:

        - receive an annual report from the Chief Financial Officer and/or the Controller relating to accounting policies used in the preparation of the Citigroup financial statements (specifically those policies for which management is required to exercise discretion or judgement regarding the implementation thereof);

        - receive periodic reports from the Chief Financial Officer and/or the Controller relating to significant accounting developments and issues, particularly with respect to reserves, accounting changes and other financial information; and

        - review the possible impact of any impending significant changes in accounting standards or rules as promulgated by the FASB, SEC or others.

     - With respect to the independent auditors:

        - recommend to the Board of Directors the principal independent auditor, subject to ratification by the stockholders;

        - approve the fees to be paid to the independent auditors;

        - review on an annual basis the performance of the independent auditors; and

        - monitor the independence of Citigroup's independent auditor(s), including a review and discussion of the annual statement as to independence delivered by the independent auditors (ISBS 98-1);

        - a review of non-audit services provided and related fees received,

        - a delineation of all relationships between the independent auditors and Citigroup that may impact the objectivity and independence of the independent auditors; and

        - to recommend that the Board of Directors take appropriate action in response to any concerns raised in the annual statement as to independence or the related Audit Committee discussions.

     - With respect to Audit and Risk Review (ARR):

        - review and concur in the appointment and replacement of Citigroup's Chief Auditor;

        - review, based upon the recommendation of the independent auditor(s) and the Chief Auditor, the scope and plan of the independent audit, and the scope and plan of the work to be done by ARR;

        - review and evaluate the adequacy of the work performed by the Chief Auditor and ARR, which shall encompass the examination and effectiveness of Citigroup's internal control and quality of performance in carrying out assigned control responsibilities;

        - address itself to specific issues or problems that arise, with the objective of identifying which processes need to be enhanced, if any, and satisfy itself that management has timely and reasonable corrective action plans; and

        - review the report of the Chief Auditor regarding the expenses of, the perquisites paid to, and the conflicts of interest, if any, of members of Citigroup's senior management.

     - Review with management and the independent auditor(s):

        - Citigroup's annual financial statements and related footnotes and the independent auditor's report thereon including their report on the adequacy of Citigroup's systems of internal control and any significant recommendations they may offer to improve controls;

        - any significant reserves, accruals or estimates which may have a material impact on the financial statements;

        - any serious difficulties or disputes with management encountered by the independent auditor(s) during the course of the audit and any instances of second opinions sought by management;

        - other matters related to the conduct of the independent audit, which are communicated to the Audit Committee under generally accepted auditing standards; and

        - to the extent required under appropriate auditing standards or securities laws, rules or regulations, certain matters relating to Citigroup's interim financial statements.

     - Consider and review with management and the Chief Auditor:

        - the adequacy of Citigroup's system of internal controls over financial reporting and the safeguarding of assets and compliance with laws and regulations;

        - any difficulties encountered by ARR in the course of their audits, including any restrictions on the scope of their work or access to required information; and

        - the adequacy of ARR's organization, resources and skills.

     - With respect to risk and control issues, in coordination with the Risk, Capital and Subsidiaries Committee of the Citigroup Board of Directors (the Risk Committee), satisfy itself that:

        - management has appropriate procedures, practices and processes in place to reasonably assure adherence to policies and limits relating to the assumption of risk, as established by the Risk Committee; and

        - the risks assumed by Citigroup are appropriately reflected in the books and records of Citigroup and that procedures are in place to assure the timeliness and integrity of the reporting thereof.

     - Review the findings of the independent auditors and ARR and primary regulatory agencies, including any annual report of exam/inspections provided by such agencies, and monitor responses to those findings and the related corrective action plans.

     - Review legal, regulatory and compliance matters that may have a material impact on the financial statements, and any material reports received from regulators.

     - Receive and consider reports from management on an annual and/or as needed basis relating to:

        - tax developments and issues;

        - technology control issues and status;

        - fraud and operating losses.

     - Evaluate the adequacy of this Audit Committee Charter on an annual basis and recommend revisions, if any, to the Board of Directors.

     - Prepare any report required by the rules of the Securities and Exchange Commission to be included in Citigroup's annual proxy statement.

     - Perform other oversight functions as requested by the Board of Directors.

                                    MEETINGS

The Audit Committee shall meet four times a year, or more frequently if circumstances dictate.

The Audit Committee shall meet with and without management present. Separate meetings with the independent auditor(s) and the Chief Auditor shall be called as the Audit Committee deems necessary. At least once a year, the Audit Committee shall meet alone with the independent auditors (no members of management shall be present), and alone with the Chief Auditor (no other members of management or the independent auditors shall be present).

                                    ANNEX B

                               2000 OPTION GRANTS


                                  INDIVIDUAL GRANTS
                                                 % OF TOTAL
                             NUMBER OF        OPTIONS GRANTED
                         SHARES UNDERLYING    TO ALL EMPLOYEES    EXERCISE OR                  GRANT DATE
                        OPTIONS GRANTED(A)        IN 2000         BASE PRICE     EXPIRATION   PRESENT VALUE
NAME                    INITIAL     RELOAD    INITIAL   RELOAD   ($ PER SHARE)      DATE         ($)(B)
-----------------------------------------------------------------------------------------------------------
 Sanford I. Weill                  1,096,628             1.90      $43.8750       10/30/02     $ 4,951,410
                                     738,405             1.28       43.8750        4/30/03       3,333,990
                                   1,086,681             1.89       44.8125       10/30/02       5,007,822
                                      87,329              .15       44.8125        2/18/03         402,445
                                   3,463,791             6.01       46.2656       10/30/02      16,645,823
                                      77,519              .13       46.2656        2/18/03         372,529
                                   1,628,897             2.83       46.2656        4/30/03       7,827,938
                                     468,747              .81       49.6875       11/02/08       2,517,533
                                   1,307,416             2.27       50.3438        4/30/03       7,070,038
                         400,000                .46                 49.7813        7/18/10       4,812,838
                                     985,799             1.71       52.9219       10/30/02       5,599,949
                                     663,780             1.15       52.9219        4/30/03       3,770,683
                                      48,221              .08       52.9219        2/18/03         273,927
                                     966,496             1.68       55.1250       10/30/02       5,756,068
                                      77,672              .13       55.1250        2/18/03         462,584
                                   3,085,469             5.35       56.7500       10/30/02      18,572,375
                                      69,053              .12       56.7500        2/18/03         415,651
                                   1,450,985             2.52       56.7500        4/30/03       8,733,920
                                     474,315              .82       51.6875       11/02/08       2,646,261
                       ---------  ----------   ----     -----                                  -----------
 Total                   400,000  17,777,203    .46     30.83                                   99,173,784
                       =========  ==========   ====     =====                                  ===========
 Michael A. Carpenter                 94,805              .16       41.7656        2/03/05         362,327
                                      97,499              .17       43.5000        2/03/05         388,795
                                      83,657              .15       44.8125        2/03/05         343,963
                                      10,320              .02       43.9571        2/03/05          41,785
                                      55,853              .10       43.5938        2/03/05         222,329
                                      65,433              .11       44.2500        2/03/05         279,791
                                     129,976              .23       49.6875       11/02/08         622,284
                                      20,604              .04       49.6875       11/01/06          98,645
                                      19,664              .03       50.3438       11/01/06          94,785
                                      84,597              .15       50.3438        2/03/05         405,546
                         133,333                .15                 49.7813        7/18/10       1,604,279
                                     114,445              .20       52.9219        2/03/05         579,528
                                      19,728              .03       52.9219       11/01/06          99,899
                                      49,892              .09       52.4531        2/03/05         249,786
                                       4,523              .01       53.2031        2/03/05          23,109
                                      73,768              .13       55.1250        2/03/05         391,694
                                      21,236              .04       52.6250       11/01/06         107,751
                                     131,069              .23       51.6875       11/02/08         652,056
                       ---------  ----------   ----     -----                                  -----------
 Total                   133,333   1,077,069    .15      1.89                                    6,568,352
                       =========  ==========   ====     =====                                  ===========

                                  INDIVIDUAL GRANTS
                                                 % OF TOTAL
                             NUMBER OF        OPTIONS GRANTED
                         SHARES UNDERLYING    TO ALL EMPLOYEES    EXERCISE OR                  GRANT DATE
                        OPTIONS GRANTED(A)        IN 2000         BASE PRICE     EXPIRATION   PRESENT VALUE
NAME                    INITIAL     RELOAD    INITIAL   RELOAD   ($ PER SHARE)      DATE         ($)(B)
-----------------------------------------------------------------------------------------------------------
 Deryck C. Maughan                   150,157              .26       47.0156       12/01/07         639,259
                                     359,007              .62       48.8906       12/01/07       1,604,494
                                     135,129              .23       48.8906       11/02/08         603,928
                         100,000                .12                 49.7813        7/18/10       1,203,210
                                     134,126              .23       53.0625       11/02/08         657,956
                                     256,817              .45       49.3750       12/01/07       1,162,903
                       ---------  ----------   ----     -----                                  -----------
 Total                   100,000   1,035,236    .12      1.79                                    5,871,750
                       =========  ==========   ====     =====                                  ===========
 Victor J. Menezes                   129,864              .23       49.6875       11/02/08         590,872
                         133,333                .15                 49.7813        7/18/10       1,728,486
                                     131,069              .23       51.6875       11/02/08         624,038
                       ---------  ----------   ----     -----                                  -----------
                         133,333     260,933    .15       .46                                    2,943,396
                       =========  ==========   ====     =====                                  ===========
 Robert E. Rubin       2,000,000           0   2.32                 50.8125       10/17/10      28,797,760
                       =========               ====                                            ===========


Notes to Option Grant Table


  (A) The total options outstanding at the end of 2000 for each covered executive is shown as "Number of Shares Underlying Unexercised Options at 2000 Year-End" in the table "2000 Aggregated Option Exercises and Year-End Option Values" on page 25 of the proxy statement.



  (B) The "Grant Date Present Value" numbers in the table were derived by application of a variation of the Black-Scholes option pricing model. The following assumptions were used in employing the model


- Stock price volatility was calculated using the weekly closing price of Citigroup common stock on the NYSE for the year before the option grant date.

- The risk-free interest rate for each option grant was the interpolated market yield on the date of grant on a Treasury bill with a term as close as possible to the subject estimated option life, as reported by the Federal Reserve.

- The dividend yield (based upon the actual annual dividend rate during 2000) was assumed to be constant over the life of the option.

- For reload options, which vest six months after the date of grant, the assumed exercise interval was based on each individual's historical experience of the average period between the grant date and exercise date.

- For options that vest at a rate of 20% per year, exercise was assumed to occur approximately three and one-half years after the grant date for Messrs. Weill, Carpenter and Maughan, four years after the grant date for Mr. Menezes and five years after the grant date for Mr. Rubin, based on an estimate of the respective average period between the grant date and exercise date.

- The values arrived at through the Black-Scholes model were discounted by 18.75% to reflect the reduction in value (as measured by the estimated cost of protection) of the options for senior management due to the holding requirements of the stock ownership commitment. For purposes of calculating the discount, a five year holding period was assumed even though a particular executive may be a member of senior management for more or less than five years.

                                    ANNEX C

                       PROPOSED AMENDMENT TO CITIGROUP'S
                     RESTATED CERTIFICATE OF INCORPORATION
    ------------------------------------------------------------------------

     The first sentence of paragraph A, Article FOURTH, is hereby amended to read in its entirety as follows:

        The total number of shares of Common Stock which the Corporation shall have authority to issue is Fifteen Billion
        (15,000,000,000) shares of Common Stock having a par value of one cent ($.01) per share.

    ------------------------------------------------------------------------

                                     (LOGO)

                                                          CITIGROUP (logo)
                                                          ADMISSION TICKET
                                                2001 Annual Meeting of Stockholders
                                                   April 17, 2001 at 9:00 a.m. at
                                          Carnegie Hall, 881 Seventh Avenue, New York, NY

You should present this admission ticket in order to gain admittance to the meeting. This ticket admits only the stockholder(s)
listed on the reverse side and is not transferable. Each stockholder may be asked to present valid picture identification, such as a driver's license. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

                         IF YOU SUBMIT YOUR PROXY BY TELEPHONE OR INTERNET, DO NOT RETURN YOUR PROXY CARD.
                                                THANK YOU FOR YOUR PROXY SUBMISSION.


----------------------------------------------------------------------------------------------------------------------------------

                                                          CITIGROUP INC.
                                       Proxy Solicited on Behalf of the Board of Directors
                                     of Citigroup Inc. for the Annual Meeting, April 17, 2001

       The undersigned hereby constitutes and appoints Sanford I. Weill, Robert E. Rubin, and Charles O. Prince, III, and each of them his or her true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the
Annual Meeting of Stockholders of Citigroup Inc. ("Citigroup") to be held at Carnegie Hall, 881 Seventh Avenue, New York, New York,
on Tuesday, April 17, 2001 at 9:00 a.m. local time and at any adjournments or postponements thereof, on all matters properly coming before said Annual Meeting, including but not limited to the matters set forth on the reverse side.

       If shares of Citigroup Inc. Common Stock are issued to or held for the account of the undersigned under employee plans and voting rights attach to such shares (any of such plans, a "Voting Plan"), then the undersigned hereby directs the respective fiduciary of each applicable Voting Plan to vote all shares of Citigroup Inc. Common Stock in the undersigned's name and/or account under such Plan in accordance with the instructions given herein, at the Annual Meeting and at any adjournments or postponements thereof, on all matters properly coming before the Annual Meeting, including but not limited to the matters set forth on the reverse side.

       You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. Your proxy cannot be voted unless you sign, date and return this card or follow the instructions for telephone or Internet voting set forth above and on the reverse side.


       This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Proposals 1-3 and AGAINST Proposals 4-8 and will be voted in the discretion of the proxies (or, in the case of a Voting
Plan, will be voted in the discretion of the plan trustee or administrator) upon such other matters as may properly come before the Annual Meeting.

                          IF NO BOXES ARE MARKED, THIS PROXY WILL BE VOTED IN THE MANNER DESCRIBED ABOVE

                                            CONTINUED AND TO BE SIGNED ON REVERSE SIDE


----------------------------------------------------------------------------------------------------------------------------------

     [CITIGROUP LOGO]                                       THREE WAYS TO VOTE

     C/O PROXY SERVICES                                     VOTE BY PHONE: 1-800-690-6903
     P.O. BOX 9112                                          1. Read the accompanying Proxy Statement and this proxy card.
     FARMINGDALE, NY 11735                                  2. Call toll free 1-800-690-6903.
                                                            3. Enter your 12 digit Control Number, shown below.
                                                            4. Follow the simple recorded instructions.

                                                            VOTE BY INTERNET: WWW.PROXYVOTE.COM
                                                            1. Read the accompanying Proxy Statement and this proxy card.
                                                            2. Go to website WWW.PROXYVOTE.COM.
                                                            3. Enter your 12 digit Control Number, shown below.
                                                            4. Follow the simple instructions.

                                                            VOTE BY MAIL
                                                            1. Mark, sign and date your proxy card.
                                                            2. Return it in the enclosed postage paid envelope.

                                                                                     YOUR VOTE IS IMPORTANT

                                                               Do not return this proxy card if you vote by telephone or Internet.





TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:                  CITGRP
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                                       THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.    DETACH AND RETURN THIS PORTION ONLY


CITIGROUP INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF PROPOSALS 1-3.
  VOTE ON DIRECTORS
  1. Proposal to elect sixteen directors to a one-year term.
     Nominees:
     01) C. Michael Armstrong    09) Michael T. Masin               For  Withhold  For All    To withhold authority to vote, mark
     02) Alain J.P. Belda        10) Dudley C. Mecum                All     All    Except     "For All Except" and write the
     03) Kenneth J. Bialkin      11) Richard D. Parsons                                       nominee's number on the line below.
     04) Kenneth T. Derr         12) Andrall E. Pearson
     05) John M. Deutch          13) Robert E. Rubin                [ ]     [ ]      [ ]
     06) Ann Dibble Jordan       14) Franklin A. Thomas                                       ------------------------------------
     07) Robert I. Lipp          15) Sanford I. Weill
     08) Reuben Mark             16) Arthur Zankel                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST EACH OF
                                                                    PROPOSALS 4-8.



  VOTE ON PROPOSALS                       FOR  AGAINST  ABSTAIN                                              FOR  AGAINST  ABSTAIN

  2. Proposal to ratify the selection     [ ]    [ ]      [ ]        4. Stockholder proposal regarding       [ ]    [ ]      [ ]
     of KPMG LLP as Citigroup's                                         political neutrality.
     independent auditors for 2001.
                                                                     5. Stockholder proposal regarding       [ ]    [ ]      [ ]
  3. Proposal to approve an increase      [ ]    [ ]      [ ]           international financial stabilization.
     in Citigroup's authorized common
     stock to 15 billion shares.
                                                                     6. Stockholder proposal regarding       [ ]    [ ]      [ ]
                                                                        investing in Burma.

                                                                     7. Stockholder proposal regarding       [ ]    [ ]      [ ]
                                                                        executive compensation review.

                                                                     8. Stockholder proposal regarding       [ ]    [ ]      [ ]
                                                                        stockholder matching gift program.



If you plan to attend the Annual Meeting,
please mark this box.       [ ]

The signer(s) hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement.
The signer(s) hereby revoke(s) all proxies heretofore given by the signer(s) to vote at said Annual Meeting and any adjournments or postponements thereof.
IF NO BOXES ARE MARKED, THIS PROXY WILL BE VOTED IN THE MANNER DESCRIBED ON THE REVERSE SIDE.
NOTE: Please sign exactly as name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.



-------------------------------------------------                  -------------------------------------------------


-------------------------------------------------                  -------------------------------------------------
Signature (PLEASE SIGN WITHIN BOX)      DATE                       Signature (Joint Owners)                  DATE

----------------------------------------------------------------------------------------------------------------------------------